Exhibit 2.1
DESCRIPTION OF SECURITIES
REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT
As of December 31, 2025, Brookfield Infrastructure Partners L.P. (the “Partnership” or “BIP”) had the following securities registered pursuant to Section 12(b) of the Exchange Act:

Title of class	Trading symbol	Name of exchange on which registered
Limited Partnership Units	BIP	New York Stock Exchange
Series 13 Preferred Units	BIP PR A	New York Stock Exchange
Class A Preferred Limited Partnership Units, Series 14	BIP PR B	New York Stock Exchange

In addition, BIP is the guarantor of debt securities issued by Brookfield Infrastructure Finance ULC and BIP Bermuda Holdings I Limited (the “Notes”) that are registered pursuant to Section 12(b) of the Exchange Act, as set forth in the table below.

Title of class	Trading symbol	Name of exchange on which registered
5.000% Subordinated Notes due 2081 (and the subordinated guarantees related thereto)	BIPH	New York Stock Exchange
5.125% Perpetual Subordinated Notes (and the subordinated guarantees related thereto)	BIPI	New York Stock Exchange
7.250% Subordinated Notes due 2084 (and the subordinated guarantees related thereto)	BIPJ	New York Stock Exchange

On May 24, 2021, Brookfield Infrastructure Finance ULC (“Alberta Finco”) issued the 5.000% Subordinated Notes. On January 21, 2022, the 5.125% Perpetual Subordinated Notes were issued by BIP Bermuda Holdings I Limited (“Bermuda Holdco”). These Notes are fully and unconditionally guaranteed on an unsecured basis by BIP, and are also guaranteed by each of Brookfield Infrastructure L.P. (“Holding LP”), Alberta Finco (in the case of debt securities issued by Bermuda Holdco), Bermuda Holdco (in the case of debt securities issued by Alberta Finco), Brookfield Infrastructure Holdings (Canada) Inc. (“Canada Holdco”), Brookfield Infrastructure US Holdings I Corporation (“US Holdco”) and BIPC Holdings Inc. (“BIPC Holdings”, and together with BIP, Holding LP, Alberta Finco (in the case of debt securities issued by Bermuda Holdco), Bermuda Holdco (in the case of debt securities issued by Alberta Finco), Canada Holdco and US Holdco, “Guarantor Group A” or the “Group A Guarantors”).

On May 31, 2024 Alberta Finco issued the 7.250% Subordinated Notes. These Notes are fully also fully and unconditionally guaranteed on an unsecured basis by BIP, Brookfield Infrastructure LLC (“BI LLC”), Holding LP, Bermuda Holdco, Canada Holdco, and BIPC Holdings (collectively, “Guarantor Group B” or the “Group B Guarantors”).
I.LP UNITS AND PREFERRED UNITS
The following is a description of the material terms of our units and our Limited Partnership Agreement and is qualified in its entirety by reference to all of the provisions of our Limited Partnership Agreement. Because this description is only a summary of the terms of our units and our Limited Partnership Agreement, it does not contain all of the information that you may find useful. For more complete information, you should read our Limited Partnership Agreement, which is available electronically on the website of the SEC at www.sec.gov and our Canadian SEDAR+ profile at www.sedarplus.ca and will be made available to our holders as described under Item 10.C “Material Contracts” and Item 10.H “Documents on Display” in our partnership’s most recent annual report on Form 20-F (as may be amended, the “Annual Report”). Capitalized terms used but not defined herein have the meanings given to them in the Annual Report. All references to “$” are to U.S. dollars and “C$” are to Canadian dollars.
Formation and Duration
Our partnership is a Bermuda exempted limited partnership registered under the Bermuda Limited Partnership Act and the Bermuda Exempted Partnerships Act. Our partnership has a perpetual existence and will continue as a limited liability partnership unless our partnership is terminated or dissolved in accordance with our Limited Partnership Agreement. Our partnership interests consist of our units and preferred units, which represent limited partnership interests in our partnership, and any additional partnership interests representing limited partnership interests that we may issue in the future as described below under “─Issuance of Additional Partnership Interests.” In this description, references to “holders of our partnership interests”, our “preferred unitholders” and our “unitholders” are to our limited partners and references to our limited partners include holders of our units and preferred units.
Nature and Purpose
Under section 2.2 of our Limited Partnership Agreement, the purpose of our partnership is to: acquire and hold interests in the Holding LP and, subject to the approval of our General Partner, interests in any other entity; engage in any activity related to the capitalization and financing of our partnership’s interests in such entities; serve as the managing general partner of the Holding LP; and engage in any other activity that is incidental to or in furtherance of the foregoing and that is approved by our General Partner and that lawfully may be conducted by a limited partnership organized under the Bermuda Limited Partnership Act, the Exempted Partnerships Act, and our Limited Partnership Agreement.
Our Units and Preferred Units
Our units and preferred units are limited partnership interests in our partnership. Holders of our units or preferred units are not entitled to the withdrawal or return of capital contributions in respect of our units or preferred units, except to the extent, if any, that distributions are made to such holders pursuant to our Limited Partnership Agreement or upon the liquidation of our partnership as described below under “─Liquidation and Distribution of Proceeds” or as otherwise required by applicable law. Except to the extent expressly provided in our Limited Partnership Agreement, a holder of our units or preferred units does not have priority over any other unitholder or preferred unitholder, either as to the return of capital contributions or as to profits, losses or distributions. Unitholders and preferred unitholders will not be granted any pre-emptive or other similar right to acquire additional interests in our partnership. In addition, unitholders and preferred unitholders do not have any right to have their units or preferred units redeemed by our partnership.
Neither our units nor our preferred units have any par value.

Our Preferred Units
The Class A Preferred Units rank senior to the units with respect to priority in the payment of distributions and in the distribution of the assets in the event of the liquidation, dissolution or winding-up of our partnership, whether voluntary or involuntary. Each series of Class A Preferred Units ranks on a parity with every other series of the Class A Preferred Units with respect to priority in the payment of distributions and in the distribution of the assets in the event of the liquidation, dissolution or winding-up of our partnership, whether voluntary or involuntary.
The Series 1 Preferred Units are redeemable by our partnership on June 30 in every fifth year after June 30, 2020 for C$25.00 per Series 1 Preferred Unit, together with all accrued and unpaid distributions. Holders of the Series 1 Preferred Units will have the right, at their option, to reclassify their Series 1 Preferred Units into Series 2 Preferred Units, subject to certain conditions, on June 30, 2025 and on June 30 every five years thereafter. The Series 3 Preferred Units are redeemable by our partnership on December 31 in every fifth year after December 31, 2020 for C$25.00 per Series 3 Preferred Unit, together with all accrued and unpaid distributions. Holders of the Series 3 Preferred Units will have the right, at their option, to reclassify their Series 3 Preferred Units into Series 4 Preferred Units, subject to certain conditions, on December 31, 2025 and on December 31 every five years thereafter. The Series 9 Preferred Units are redeemable by our partnership on March 31 in every fifth year after March 31 2023 for C$25.00 per Series 9 Preferred Unit, together with all accrued and unpaid distributions. Holders of the Series 9 Preferred Units will have the right, at their option, to reclassify their Series 9 Preferred Units into Series 10 Preferred Units, subject to certain conditions, on March 31, 2023 and on March 31 every five years thereafter. The Series 11 Preferred Units are redeemable by our partnership on December 31 in every fifth year after December 31, 2023 for C$25.00 per Series 11 Preferred Unit, together with all accrued and unpaid distributions. Holders of the Series 11 Preferred Units will have the right, at their option, to reclassify their Series 11 Preferred Units into Series 12 Preferred Units, subject to certain conditions, on December 31, 2028 and on December 31 every five years thereafter. Subject to certain early redemption provisions, the Series 13 Preferred Units are redeemable by our partnership any time on or after October 15, 2025 for $25.00 per Series 13 Preferred Unit, together with all accrued and unpaid distributions. Subject to certain early redemption provisions, the Series 14 Preferred Units are redeemable by our partnership any time on or after February 16, 2026 for $25.00 per Series 14 Preferred Unit, together with all accrued and unpaid distributions. The Series 15 Preferred Units are issuable upon the automatic exchange of the 5.000% subordinated notes due 2081 (for purposes of this Part I, the “2081 Notes”) issued by Alberta Finco in May 2021. Subject to early redemption provisions, the Series 15 Preferred Units are redeemable by our partnership any time on or after May 24, 2026 for $25.00 per Series 15 Preferred Unit, together with all accrued and unpaid distributions. The Series 16 Preferred Units are issuable upon the automatic exchange of the 7.250% subordinated notes issued by Alberta Finco in May and June 2024 (for the purposes of this Part I the “2084 Notes”). Subject to early redemption provisions, the Series 16 Preferred Units are redeemable by our partnership any time on or after May 31, 2029 for $25.00 per Series 16 Preferred Unit, together with all accrued and unpaid distributions.

Our preferred units do not have a fixed maturity date and are not redeemable at the option of preferred unitholders.
Issuance of Additional Partnership Interests
Subject to the rights of the holders of Class A Preferred Units to approve issuances of additional partnership interests ranking senior to the Class A Preferred Units with respect to priority in the payment of distributions and in the distribution of the assets in the event of the liquidation, dissolution or winding-up of our partnership, whether voluntary or involuntary, our General Partner has broad rights to cause our partnership to issue additional partnership interests and may cause our partnership to issue additional partnership interests (including new classes of partnership interests and options, rights, warrants and appreciation rights relating to such interests) for any partnership purpose, at any time and on such terms and conditions as it may determine without the approval of any limited partners. Any additional partnership interests may be issued in one or more classes, or one or more series of classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of partnership interests) as may be determined by our General Partner in its sole discretion, all without approval of our limited partners.

Investments in the Holding LP
If and to the extent that our partnership raises funds by way of the issuance of equity or debt securities, or otherwise, pursuant to a public offering, private placement or otherwise, an amount equal to the proceeds will be invested in the Holding LP, unless otherwise agreed by our partnership and the Holding LP.
Capital Contributions
Brookfield and our General Partner each contributed $1 to the capital of our partnership in order to form our partnership. Thereafter, Brookfield contributed to our partnership limited partnership interests of the Holding LP in exchange for Redeemable Partnership Units and our units, the latter of which was distributed by Brookfield Corporation in the spin-off.
Distributions
Subject to the rights of holders of Class A Preferred Units to receive cumulative preferential cash distributions in accordance with their terms, distributions to partners of our partnership will be made only as determined by our General Partner in its sole discretion. However, our General Partner will not be permitted to cause our partnership to make a distribution if it does not have sufficient cash on hand to make the distribution, the distribution would render it insolvent or if, in the opinion of our General Partner, the distribution would leave it with insufficient funds to meet any future or contingent obligations. In addition, our partnership will not be permitted to make a distribution on our units unless all accrued distributions have been paid in respect of the Class A Preferred Units and all other units of our partnership ranking prior to or on a parity with the Class A Preferred Units with respect to the payment of distributions.
Holders of the Series 1 Preferred Units will be entitled to receive a cumulative quarterly fixed distribution at a rate of 3.974% annually for the period ending June 30, 2025. Thereafter, the distribution rate will be reset every five years at a rate equal to the 5-year Government of Canada bond yield plus 3.56%. Holders of Series 2 Preferred Units will be entitled to receive a cumulative quarterly floating distribution at a rate equal to the 90-day Canadian Treasury Bill yield plus 3.56%. Holders of the Series 3 Preferred Units will be entitled to receive a cumulative quarterly fixed distribution at a rate of 5.50% annually for the period ending December 31, 2025. Thereafter, the distribution rate will be reset every five years at a rate equal to the greater of: (i) the 5-year Government of Canada bond yield plus 4.53%, and (ii) 5.50%. Holders of Series 4 Preferred Units will be entitled to receive a cumulative quarterly floating distribution at a rate equal to the 90-day Canadian Treasury Bill yield plus 4.53%. Holders of the Series 9 Preferred Units will be entitled to receive a cumulative quarterly fixed distribution at a rate of 6.642% annually for the period ending March 31, 2028. Thereafter, the distribution rate will be reset every five years at a rate equal to the greater of: (i) the 5 year Government of Canada bond yield plus 3.00%, and (ii) 5.00%. Holders of Series 10 Preferred Units will be entitled to receive a cumulative quarterly floating distribution at a rate equal to the 90 day Canadian Treasury Bill yield plus 3.00%. Holders of the Series 11 Preferred Units will be entitled to receive a cumulative quarterly fixed distribution at a rate of 6.446% annually for the period ending December 31, 2028. Thereafter, the distribution rate will be reset every five years at a rate equal to the greater of: (i) the 5 year Government of Canada bond yield plus 2.92%, and (ii) 5.10%. Holders of Series 12 Preferred Units will be entitled to receive a cumulative quarterly floating distribution at a rate equal to the 90-day Canadian Treasury Bill yield plus 2.92%. Holders of the Series 13 Preferred Units will be entitled to receive a cumulative quarterly fixed distribution at a rate of 5.125% annually. Holders of the Series 14 Preferred Units will be entitled to receive a cumulative quarterly fixed distribution at a rate of 5.000% annually. Holders of the Series 15 Preferred Units will be entitled to receive cumulative quarterly distributions at the same rate as would have accrued on the 2081 Notes (had such 2081 Notes remained outstanding). Holders of the Series 16 Preferred Units will be entitled to receive cumulative quarterly distributions at the same rate as would have accrued on the 2084 Notes (had such 2084 Notes remained outstanding).

Subject to the terms of any preferred units outstanding at the time, any distributions from our partnership will be made to the limited partners holding units as to 99.99% and to our General Partner as to 0.01%. Distributions to holders of Class A Preferred Units in accordance with their terms rank higher in priority than distributions to holders of our units. Each holder of units or preferred units will receive a pro rata share of distributions made to all holders of units or preferred units, as applicable, in accordance with the proportion of all units or preferred units held by that holder. See Item 8.A “Consolidated Statements and Other Financial Information” in our Annual Report.
Limited Liability
Assuming that a limited partner does not, in its capacity as a holder of limited partnership units, participate in the control or management of our partnership or conduct the affairs of, sign or execute documents for or otherwise bind our partnership within the meaning of the Bermuda Limited Partnership Act and otherwise acts in conformity with the provisions of our limited partnership agreement, such partner’s liability under the Bermuda Limited Partnership Act and our limited partnership agreement will be limited to the amount of capital such partner is obligated to contribute to our partnership for its limited partner interest plus its share of any undistributed profits and assets, except as described below.
If it were determined, however, that a limited partner, in its capacity as a holder of limited partnership units, was participating in the control or management of our partnership or conducting the affairs of, signing or executing documents for or otherwise binding our partnership (or purporting to do any of the foregoing) within the meaning of the Bermuda Limited Partnership Act or the Bermuda Exempted Partnerships Act, such limited partner would be liable as if it were a general partner of our partnership in respect of all debts of our partnership incurred while that limited partner was so acting or purporting to act. Neither our limited partnership agreement nor the Bermuda Limited Partnership Act specifically provides for legal recourse against our General Partner if a limited partner were to lose limited liability through any fault of our General Partner. While this does not mean that a limited partner could not seek legal recourse, we are not aware of any precedent for such a claim in Bermuda case law.
The Bermuda Limited Partnership Act provides that a limited partner does not take part in the management of a partnership by reason only of serving on a board or committee of that limited partnership’s general partner.
No Management or Control
Our partnership’s limited partners, in their capacities as such, may not take part in the management or control of the activities and affairs of our partnership and do not have any right or authority to act for or to bind our partnership or to take part or interfere in the conduct or management of our partnership. Limited partners are not entitled to vote on matters relating to our partnership, although holders of units are entitled to consent to certain matters as described under “─Amendment of Our Limited Partnership Agreement,” “─Opinion of Counsel and Limited Partner Approval,” “─Merger, Sale or Other Disposition of Assets,” and “─Withdrawal of Our General Partner” which may be effected only with the consent of the holders of the percentages of our outstanding units specified below. In addition, limited partners have consent rights with respect to certain fundamental matters and on any other matters that require their approval in accordance with applicable securities laws and stock exchange rules. Each unit shall entitle the holder thereof to one vote for the purposes of any approvals of holders of units. Except as otherwise provided by law or as set out in the provisions attached to any series of Class A Preferred Units and except for meetings of the holders of Class A Preferred Units as a class or meetings of the holders of a series thereof, the holders of a series of Class A Preferred Units are not entitled to receive notice of, attend, or vote at any meeting of holders of units, unless and until our partnership shall have failed to pay eight quarterly distributions in respect of such series of Class A Preferred Units, whether or not consecutive and whether or not such distributions have been declared and whether or not there are any monies of our partnership properly applicable to the payment of distributions. In the event of such non-payment, and for only so long as any such distributions remain in arrears, such holders will be entitled to receive notice of and to attend each meeting of holders of units (other than any meetings at which only holders of another specified class or series are entitled to vote) and such holders shall have the right, at any such meeting, to one vote for each such Class A Preferred Unit held. Upon payment of the entire amount of all such distributions in arrears, the voting rights of such holders of Class A Preferred Units shall forthwith cease (unless and until the same default shall again arise as described herein).

Meetings
Our General Partner may call special meetings of partners at a time and place outside of Canada determined by our General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. The limited partners do not have the ability to call a special meeting. Only holders of record on the date set by our General Partner (which may not be less than 10 days nor more than 60 days, before the meeting) are entitled to notice of any meeting.
Written consents may be solicited only by or on behalf of our General Partner. Any such consent solicitation may specify that any written consents must be returned to our partnership within the time period, which may not be less than 20 days, specified by our General Partner.
For purposes of determining holders of partnership interests entitled to provide consents to any action described above, our General Partner may set a record date, which may be not less than 10 nor more than 60 days before the date by which record holders are requested in writing by our General Partner to provide such consents. Only those holders of partnership interests on the record date established by our General Partner will be entitled to provide consents with respect to matters as to which a consent right applies.
Amendment of Our Limited Partnership Agreement
Amendments to our Limited Partnership Agreement may be proposed only by or with the consent of our General Partner. To adopt a proposed amendment, other than the amendments that do not require limited partner approval discussed below, our General Partner must seek approval of a majority of our outstanding units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment.
Notwithstanding the above, in addition to any other approvals required by law, the approval of all amendments to the rights, privileges, restrictions and conditions attaching to the Class A Preferred Units as a class and any other approval to be given by the holders of the Class A Preferred Units may be (i) given by a resolution signed by the holders of Class A Preferred Units owning not less than the percentage of the Class A Preferred Units that would be necessary to authorize such action at a meeting of the holders of the Class A Preferred Units at which all holders of the Class A Preferred Units were present and voted or were represented by proxy, or (ii) passed by an affirmative vote of at least 66 2/3 % of the votes cast at a meeting of holders of the Class A Preferred Units duly called for that purpose and at which the holders of at least 25% of the outstanding Class A Preferred Units are present or represented by proxy or, if no quorum is present at such meeting, at an adjourned meeting at which the holders of Class A Preferred Units then present would form the necessary quorum. At any meeting of holders of Class A Preferred Units as a class, each such holder shall be entitled to one vote in respect of each Class A Preferred Unit held.
Further, in addition to any other approvals required by law, the approval of all amendments to the rights, privileges, restrictions and conditions attaching to each series of Class A Preferred Units, as a series, and any other approval to be given by the holders of each series of Class A Preferred Units, as a series, may be (i) given by a resolution signed by the holders of the applicable series of Class A Preferred Units owning not less than the percentage of such series of Class A Preferred Units that would be necessary to authorize such action at a meeting of the holders of the applicable series of Class A Preferred Units at which all holders of the applicable series of Class A Preferred Units were present and voted or were represented by proxy, or (ii) passed by an affirmative vote of at least 66 2/3% of the votes cast at a meeting of holders of the applicable series of Class A Preferred Units duly called for that purpose and at which the holders of at least 25% of the outstanding applicable series of Class A Preferred Units are present or represented by proxy or, if no quorum is present at such meeting, at an adjourned meeting at which the holders of the applicable series of Class A Preferred Units then present would form the necessary quorum. At any meeting of holders of a series of Class A Preferred Units, as a series, each such holder shall be entitled to one vote in respect of the applicable Class A Preferred Unit held.

Prohibited Amendments
No amendment may be made that would:
•enlarge the obligations of any limited partner without its consent, except that any amendment that would have a material adverse effect on the rights or preferences of any class of partnership interests in relation to other classes of partnership interests may be approved by at least a majority of the type or class of partnership interests so affected; or
•enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by our partnership to our General Partner or any of its affiliates without the consent of our General Partner, which may be given or withheld in its sole discretion.
•The provision of our Limited Partnership Agreement preventing the amendments having the effects described directly above can be amended upon the approval of the holders of at least 90% of the outstanding units.
No Limited Partner Approval
Subject to applicable law, our General Partner may generally make amendments to our limited partnership agreement without the approval of any limited partner to reflect:
•a change in the name of our partnership, the location of our partnership’s registered office, or our partnership’s registered agent;
•the admission, substitution or withdrawal of partners in accordance with our Limited Partnership Agreement;
•a change that our General Partner determines is necessary or appropriate for our partnership to qualify or to continue our partnership’s qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any jurisdiction or to ensure that our partnership will not be treated as an association taxable as a corporation or otherwise taxed as an entity for tax purposes;
•an amendment that our General Partner determines to be necessary or appropriate to address certain changes in tax regulations, legislation or interpretation;
•an amendment that is necessary, in the opinion of our counsel, to prevent our partnership or our General Partner or its directors, officers, agents or trustees, from having a material risk of being in any manner being subjected to the provisions of the Investment Company Act or similar legislation in other jurisdictions;
•an amendment that our General Partner determines in its sole discretion to be necessary or appropriate for the creation, authorization or issuance of any class or series of partnership interests or options, rights, warrants or appreciation rights relating to partnership securities;
•any amendment expressly permitted in our Limited Partnership Agreement to be made by our General Partner acting alone;
•an amendment effected, necessitated or contemplated by an agreement of merger, consolidation or other combination agreement that has been approved under the terms of our Limited Partnership Agreement;
•any amendment that in the sole discretion of our General Partner is necessary or appropriate to reflect and account for the formation by our partnership of, or its investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by our Limited Partnership Agreement;
•a change in our partnership’s fiscal year and related changes; or
•any other amendments substantially similar to any of the matters described directly above.

In addition, our General Partner may make amendments to our Limited Partnership Agreement without the approval of any limited partner if those amendments, in the discretion of our General Partner:
•do not adversely affect our partnership’s limited partners considered as a whole (including any particular class of partnership interests as compared to other classes of partnership interests) in any material respect;
•are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any governmental agency or judicial authority;
•are necessary or appropriate to facilitate the trading of our units or preferred units or to comply with any rule, regulation, guideline or requirement of any securities exchange on which our units or preferred units are or will be listed for trading;
•are necessary or appropriate for any action taken by our General Partner relating to splits or combinations of units or preferred units under the provisions of our Limited Partnership Agreement; or
•are required to effect the intent expressed in the provisions of our Limited Partnership Agreement or are otherwise contemplated by our Limited Partnership Agreement.
Opinion of Counsel and Limited Partner Approval
Our General Partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners if one of the amendments described above under “─No Limited Partner Approval” should occur. No other amendments to our limited partnership agreement will become effective without the approval of holders of at least 90% of our units, unless our partnership obtains an opinion of counsel to the effect that the amendment will not cause our partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for tax purposes (provided that for U.S. tax purposes our General Partner has not made the election described below under “─Election to be Treated as a Corporation”) or affect the limited liability of any of our partnership’s limited partners under the Bermuda Limited Partnership Act or the Bermuda Exempted Partnerships Act.
Subject to the terms of any preferred units outstanding, in addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of partnership interests in relation to other classes of partnership interests will also require the approval of the holders of at least a majority of the outstanding partnership interests of the class so affected.
In addition, any amendment that reduces the voting percentage required to take any action must be approved by the affirmative vote of limited partners whose aggregate outstanding voting units constitute not less than the voting requirement sought to be reduced.
Merger, Sale or Other Disposition of Assets
Any merger, consolidation or other combination of our partnership requires the prior approval of our General Partner who has no duty or obligation to provide any such approval. Our limited partnership agreement generally prohibits our General Partner, without the prior approval of the holders of a majority of our units, from causing our partnership to, among other things, sell, exchange or otherwise dispose of all or substantially all of our partnership’s assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our partnership’s behalf the sale, exchange or other disposition of all or substantially all of the assets of our partnership’s subsidiaries. However, our General Partner in its sole discretion may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our partnership’s assets (including for the benefit of persons other than our partnership or our partnership’s subsidiaries) without that approval. Our General Partner may also sell all or substantially all of our partnership’s assets under any forced sale of any or all of our partnership’s assets pursuant to the foreclosure or other realization upon those encumbrances without that approval.

If conditions specified in our Limited Partnership Agreement are satisfied, our General Partner may convert or merge our partnership into, or convey some or all of our partnership’s assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our partnership’s legal form into another limited liability entity. Holders of partnership interests are not entitled to dissenters’ rights of appraisal under our Limited Partnership Agreement or the Bermuda Limited Partnership Act or the Bermuda Exempted Partnerships Act in the event of a merger or consolidation, a sale of substantially all of our assets or any other transaction or event.
Election to be Treated as a Corporation
If our General Partner determines that it is no longer in our partnership’s best interests to continue as a partnership for U.S. federal income tax purposes, our General Partner may elect to treat our partnership as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes.
Termination and Dissolution
Our partnership will terminate upon the earlier to occur of (i) the date on which all of our partnership’s assets have been disposed of or otherwise realized by our partnership and the proceeds of such disposals or realizations have been distributed to partners, (ii) the service of notice by our General Partner, with the special approval of a majority of its independent directors, that in its opinion the coming into force of any law, regulation or binding authority has or will render illegal or impracticable the continuation of our partnership, and (iii) at the election of our General Partner, if our partnership, as determined by our General Partner, is required to register as an “investment company” under the Investment Company Act or similar legislation in other jurisdictions.
Our partnership will be dissolved upon either (i) the withdrawal of our General Partner as the general partner of our partnership without the appointment of a successor having been implemented or (ii) the entry by a court of competent jurisdiction of a decree of judicial dissolution of our partnership or an order to wind up or liquidate our General Partner without the appointment of a successor. Our partnership will be reconstituted and continue without dissolution if within 30 days of the date of dissolution (and so long as a notice of dissolution has not been filed with the Bermuda Monetary Authority), a successor general partner executes a transfer deed pursuant to which it becomes the general partner of our partnership and assumes the rights and undertakes the obligations of the general partner and our partnership receives an opinion of counsel that the admission of the new general partner as general partner will not result in the loss of the limited liability of any limited partner.
Liquidation and Distribution of Proceeds
Upon our dissolution, unless our partnership is continued as a new limited partnership, the liquidator authorized to wind up our partnership’s affairs will, acting with all of the powers of our General Partner that the liquidator deems necessary or appropriate in its judgment, liquidate our partnership’s assets and apply the proceeds of the liquidation first, to discharge our partnership’s liabilities as provided in our Limited Partnership Agreement and by law, second to holders of any Class A Preferred Units in accordance with the terms of such units and thereafter to the partners holding units pro rata according to the percentages of their respective partnership interests as of a record date selected by the liquidator. The liquidator may defer liquidation of our partnership’s assets for a reasonable period of time or distribute assets to partners in kind if it determines that an immediate sale or distribution of all or some of our partnership’s assets would be impractical or would cause undue loss to the partners.
Withdrawal of Our General Partner
Our General Partner may withdraw as general partner without first obtaining approval of our unitholders and preferred unitholders by giving 90 days’ advance notice, and that withdrawal will not constitute a violation of our Limited Partnership Agreement.
Upon the withdrawal of our General Partner, the holders of a majority of the voting power of our outstanding units may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability, tax matters and the Investment Company Act (and similar legislation in other jurisdictions) cannot be obtained, our partnership will be dissolved, wound up and liquidated. See “─Termination and Dissolution” above.
In the event of withdrawal of a general partner where that withdrawal violates our Limited Partnership Agreement, a successor general partner will have the option to purchase the general partnership interest of the departing general partner for a cash payment equal to its fair market value. Under all other circumstances where a general partner withdraws, the departing general partner will have the option to require the successor general partner to purchase the general partnership interest of the departing general partner for a cash payment equal to its fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached within 30 days of the general partner’s departure, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. If the departing general partner and the successor general partner cannot agree upon an expert within 45 days of the general partner’s departure, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.
If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner’s general partnership interests will automatically convert into units pursuant to a valuation of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.
Transfer of the General Partnership Interest
Our General Partner may transfer all or any part of its general partnership interests without first obtaining approval of any unitholder or preferred unitholder. As a condition of this transfer, the transferee must assume the rights and duties of our General Partner to whose interest that transferee has succeeded, agree to be bound by the provisions of our Limited Partnership Agreement and furnish an opinion of counsel regarding limited liability, tax matters, and the Investment Company Act (and similar legislation in other jurisdictions). Any transfer of the general partnership interest is subject to prior notice to and approval of the relevant Bermuda regulatory authorities. At any time, the members of our General Partner may sell or transfer all or part of their shares in our General Partner without the approval of the unitholders or preferred unitholders.
Partnership Name
If our General Partner ceases to be the general partner of our partnership and our new general partner is not an affiliate of Brookfield, our partnership will be required by our Limited Partnership Agreement to change the name of our partnership to a name that does not include “Brookfield” and which could not be capable of confusion in any way with such name. Our Limited Partnership Agreement explicitly provides that this obligation shall be enforceable and waivable by our General Partner notwithstanding that it may have ceased to be the general partner of our partnership.
Transactions with Interested Parties
Our General Partner, the Service Provider and their respective partners, members, shareholders, directors, officers, employees and shareholders, which we refer to as “interested parties,” may become limited partners or beneficially interested in limited partners and may hold, dispose of or otherwise deal with our units or preferred units with the same rights they would have if our General Partner was not a party to our Limited Partnership Agreement. An interested party will not be liable to account either to other interested parties or to our partnership, our partnership’s partners or any other persons for any profits or benefits made or derived by or in connection with any such transaction.
Our Limited Partnership Agreement permits an interested party to sell investments to, purchase assets from, vest assets in and enter into any contract, arrangement or transaction with our partnership, the Holding LP, any of the Holding Entities, any operating entity or any other holding vehicle established by our partnership and may be interested in any such contract, transaction or arrangement and shall not be liable to account either to our partnership, the Holding LP, any of the Holding Entities, any operating entity or any other holding vehicle established by our partnership or any other person in respect of any such contract, transaction or arrangement, or any benefits or profits made or derived therefrom, by virtue only of the relationship between the parties concerned, subject to any approval requirements that are contained in our conflicts protocol. See Item 7.B “Related Party Transactions─ Conflicts of Interest and Fiduciary Duties” in our Annual Report.
Outside Activities of Our General Partner; Conflicts of Interest
Under our Limited Partnership Agreement, our General Partner is required to maintain as its sole activity the role of general partner of our partnership. Our General Partner is not permitted to engage in any activity or incur or guarantee any debts or liabilities except in connection with or incidental to its performance as general partner or incurring, guaranteeing, acquiring, owning or disposing of debt or equity securities of the Holding LP, a Holding Entity or any other holding vehicle established by our partnership.
Our Limited Partnership Agreement provides that each person who is entitled to be indemnified by our partnership (other than our General Partner), as described below under “─Indemnification; Limitation on Liability,” has the right to engage in businesses of every type and description and other activities for profit, and to engage in and possess interests in business ventures of any and every type or description, irrespective of whether (i) such activities are similar to our affairs or activities or (ii) such affairs and activities directly compete with, or disfavor or exclude, our General Partner, our partnership, the Holding LP, any Holding Entity, any operating entity or any other holding vehicle established by our partnership. Such business interests, activities and engagements will be deemed not to constitute a breach of our Limited Partnership Agreement or any duties stated or implied by law or equity, including fiduciary duties, owed to any of our General Partner, our partnership, the Holding LP, any Holding Entity, any operating entity and any other holding vehicle established by our partnership (or any of their respective investors), and shall be deemed not to be a breach of our General Partner’s fiduciary duties or any other obligation of any type whatsoever of our General Partner. None of our General Partner, our partnership, the Holding LP, any Holding Entity, any operating entity, any other holding vehicle established by our partnership or any other person shall have any rights by virtue of our Limited Partnership Agreement or the partnership relationship established thereby or otherwise in any business ventures of any person who is entitled to be indemnified by our partnership as described below under “─Indemnification; Limitation on Liability.”
Our General Partner and the other indemnified persons described in the preceding paragraph do not have any obligation under our Limited Partnership Agreement or as a result of any duties stated or implied by law or equity, including fiduciary duties, to present business or investment opportunities to our partnership, the Holding LP, any Holding Entity, any operating entity or any other holding vehicle established by our partnership. These provisions will not affect any obligation of an indemnified person to present business or investment opportunities to our partnership, the Holding LP, any Holding Entity, any operating entity or any other holding vehicle established by our partnership pursuant to a separate written agreement between such persons.
Any conflicts of interest and potential conflicts of interest that are approved by a majority of our General Partner’s independent directors from time-to-time will be deemed approved by all partners. Pursuant to our conflicts protocol, independent directors may grant approvals for any of the transactions described above in the form of general guidelines, policies or procedures in which case no further special approval will be required in connection with a particular transaction or matter permitted thereby. See Item 7.B “Related Party Transactions─ Conflicts of Interest and Fiduciary Duties” in our Annual Report.
Indemnification; Limitations on Liability
Under our Limited Partnership Agreement, our partnership is required to indemnify to the fullest extent permitted by law our General Partner, the Service Provider and any of their respective affiliates (and their respective officers, directors, agents, shareholders, partners, members and employees), any person who serves on a governing body of the Holding LP, a Holding Entity, operating entity or any other holding vehicle established by our partnership and any other person designated by our General Partner as an indemnified person, in each case, against all losses, claims, damages, liabilities, costs or expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, incurred by an indemnified person in connection with our investments and activities or by reason of their holding such positions, except to the extent that the claims, liabilities, losses, damages, costs or expenses are determined to have resulted from the indemnified person’s bad faith, fraud or willful misconduct, or in the case of a criminal matter, action that the indemnified person knew to have been unlawful. In addition, under our Limited Partnership Agreement, (i) the liability of such persons has been limited to the fullest extent permitted by law, except to the extent that their conduct involves bad faith, fraud or willful misconduct, or in the case of a criminal matter, action that the indemnified person knew to have been unlawful and (ii) any matter that is approved by the independent directors of our General Partner will not constitute a breach of our Limited Partnership Agreement or any duties stated or implied by law or equity, including fiduciary duties. Our Limited Partnership Agreement requires us to advance funds to pay the expenses of an indemnified person in connection with a matter in which indemnification may be sought until it is determined that the indemnified person is not entitled to indemnification.
Accounts, Reports and Other Information
Our partnership prepares its financial statements in accordance with IFRS. Our partnership’s financial statements must be made publicly available together with a statement of the accounting policies used in their preparation, such information as may be required by applicable laws and regulations and such information as our General Partner deems appropriate. Our partnership’s annual financial statements must be audited by an independent accountant firm of international standing and made publicly available within such period of time as is required to comply with applicable laws and regulations, including any rules of any applicable securities exchange. Our partnership’s quarterly financial statements may be unaudited and are made available publicly as and within the time period required by applicable laws and regulations.
Our General Partner is also required to use commercially reasonable efforts to prepare and send to the limited partners of our partnership on an annual basis, additional information regarding our partnership, including Schedule K-1 (or equivalent) and information related to the passive foreign investment company status of any non-U.S. corporation that we control and, where reasonably possible, any other non-U.S. corporation in which we hold an interest. However, unitholders and preferred unitholders that do not ordinarily have U.S. federal tax filing requirements will not receive a Schedule K-1 and related information unless such unitholders and preferred unitholders request it within 60 days after the close of each calendar year. Our General Partner will, where reasonably possible, prepare and send information required by the non-U.S. limited partners of our partnership for U.S. federal income tax reporting purposes, including information related to investments in “U.S. real property interests,” as that term is defined in Section 897 of the U.S. Internal Revenue Code. Our General Partner will also, where reasonably possible and applicable, prepare and send information required by limited partners of our partnership for Canadian federal income tax purposes.
Governing Law; Submission to Jurisdiction
Our Limited Partnership Agreement is governed by and will be construed in accordance with the laws of Bermuda. Under our Limited Partnership Agreement, each of our partnership’s partners (other than governmental entities prohibited from submitting to the jurisdiction of a particular jurisdiction) will submit to the non-exclusive jurisdiction of any court in Bermuda in any dispute, suit, action or proceeding arising out of or relating to our Limited Partnership Agreement. Each partner waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein and further waives, to the fullest extent permitted by law, any claim of inconvenient forum, improper venue or that any such court does not have jurisdiction over the partner. Any final judgment against a partner in any proceedings brought in a court in Bermuda will be conclusive and binding upon the partner and may be enforced in the courts of any other jurisdiction of which the partner is or may be subject, by suit upon such judgment. The foregoing submission to jurisdiction and waivers will survive the dissolution, liquidation, winding up and termination of our partnership.

Transfers of Units
We are not required to recognize any transfer of our units or preferred units until certificates, if any, evidencing such units are surrendered for registration of transfer. Each person to whom a unit or preferred unit is transferred (including any nominee holder or an agent or representative acquiring such unit for the account of another person) will be admitted to our partnership as a partner with respect to the unit or preferred unit so transferred subject to and in accordance with the terms of our Limited Partnership Agreement. Any transfer of a unit or preferred unit will not entitle the transferee to share in the profits and losses of our partnership, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a partner and a party to our Limited Partnership Agreement.
By accepting a unit or preferred unit for transfer in accordance with our Limited Partnership Agreement, each transferee will be deemed to have:
•executed our Limited Partnership Agreement and become bound by the terms thereof;
•granted an irrevocable power of attorney to our General Partner and any officer thereof to act as such partner’s agent and attorney-in-fact to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices all (i) all agreements, certificates, documents and other instruments relating to the existence or qualification of our partnership as an exempted limited partnership (or a partnership in which the limited partners have limited liability) in Bermuda and in all jurisdictions in which our partnership may conduct activities and affairs or own property; any amendment, change, modification or restatement of our Limited Partnership Agreement, subject to the requirements of our Limited Partnership Agreement; the dissolution and liquidation of our partnership; the admission, withdrawal or removal of any partner of our partnership or any capital contribution of any partner of our partnership; the determination of the rights, preferences and privileges of any class or series of units or other partnership interests of our partnership, and to a merger or consolidation of our partnership; and (ii) subject to the requirements of our Limited Partnership Agreement, all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the sole discretion of our General Partner or the liquidator of our partnership, to make, evidence, give, confirm or ratify any voting consent, approval, agreement or other action that is made or given by our partnership’s partners or is consistent with the terms of our Limited Partnership Agreement or to effectuate the terms or intent of our Limited Partnership Agreement;
•made the consents and waivers contained in our Limited Partnership Agreement, including with respect to the approval of the transactions and agreements entered into in connection with our formation and the spin-off; and
•ratified and confirmed all contracts, agreements, assignments and instruments entered into on behalf of our partnership in accordance with our Limited Partnership Agreement.
The transfer of any unit or preferred unit and the admission of any new partner to our partnership will not constitute any amendment to our Limited Partnership Agreement.
Book-Based System
Our units and preferred units may be represented in the form of one or more fully registered unit certificates held by, or on behalf of, CDS Clearing and Depository Services Inc. (“CDS”) or DTC, as applicable, as custodian of such certificates for the participants of CDS or DTC, registered in the name of CDS or DTC or their respective nominee, and registration of ownership and transfers of units and preferred units may be effected through the book-based system administered by CDS or DTC, as applicable.
Transfer Agent and Registrar
Computershare Inc. in Canton, Massachusetts, U.S.A. and Computershare Investor Services Inc. in Toronto, Ontario, Canada have been appointed to act as transfer agent and registrar for the purpose of registering our units and Class A Preferred Units and transfers of our units and Class A Preferred Units, as applicable, as provided in our Limited Partnership Agreement.

II.DEBT SECURITIES
Each series of notes that is registered pursuant to Section 12(b) of the Exchange Act has been issued by Alberta Finco or Bermuda Holdco, fully and unconditionally guaranteed on an unsecured basis by BIP, and also guaranteed by either Guarantor Group A or Guarantor Group B. Each of these series of notes was issued pursuant to an effective registration statement setting forth the terms of the relevant series of notes.
As of January 31, 2025, BIP had the following series of debt securities registered pursuant to Section 12(b) of the Act, which are all listed on the New York Stock Exchange.

Debt Securities (class/interest rate)	Principal	Interest Payment Dates (in arrear)	Issuer and Issue Date	Maturity Date	Redemption Rights	Optional Redemption	Events of Default	Prospectus Supplement	Indenture
5.000% Subordinated Notes	$250,000,000	March 31, June 30, September 30, and December 31	Brookfield Infrastructure Finance ULC May 24, 2021	May 24, 2081	Optional Rating Event Redemption (1) Optional Tax Redemption (2)	Optional Redemption Date: At any time on or after May 24, 2026 (3)	Bankruptcy-related only	May 17, 2021	Indenture dated May 24, 2021 Supplemental Indenture dated May 24, 2021
5.125% Perpetual Subordinated Notes	$300,000,000	March 31, June 30, September 30, and December 31	BIP Bermuda Holdings I Limited January 21, 2022	No fixed maturity date	Optional Rating Event Redemption (4) Optional Tax Redemption (5)	Optional Redemption Date: At any time on or after January 21, 2027 (6)	Bankruptcy-related only	January 11, 2022	Indenture dated January 21, 2022 Supplemental Indenture dated January 21, 2022
7.250% Subordinated Notes	$158,000,000	March 31, June 30, September 30, and December 31	Brookfield Infrastructure Finance ULC May 31, 2024	May 24, 2084	Optional Rating Event Redemption (7) Optional Tax Redemption (8)	Optional Redemption Date: At any time on or after May 31, 2029 (9)	Bankruptcy-related only	May 29, 2024	Indenture dated May 24, 2021 Supplemental Indenture dated May 31, 2024
Notes:
(1)    The 5.000% Subordinated Notes’ Optional Rating Event Redemption means that the Issuer has the right to redeem the 5.000% Subordinated Notes on the terms described below under “A. 5.000% Subordinated Notes - Redemption on Rating Event”.
(2)    The 5.000% Subordinated Notes’ Optional Tax Redemption means that the Issuer has the right to redeem 5.000% Subordinated Notes on the terms described below under “A. 5.000% Subordinated Notes -Redemption on Tax Event”.

(3)    The 5.000% Subordinated Notes’ Optional Redemption means that the Issuer has the right to redeem the 5.000% Subordinated Notes on the terms described below under “A. 5.000% Subordinated Notes -Redemption Right”.
(4)    The 5.125% Perpetual Subordinated Notes’ Optional Rating Event Redemption means that the Issuer has the right to redeem the 5.125% Perpetual Subordinated Notes on the terms described below under “B. 5.125% Perpetual Subordinated Notes - Optional Rating Event Redemption”.
(5)    The 5.125% Perpetual Subordinated Notes’ Optional Tax Redemption means that the Issuer has the right to redeem the 5.125% Perpetual Subordinated Notes on the terms described below under “B. 5.125% Perpetual Subordinated Notes- Optional Tax Redemption”.
(6)    The 5.125% Perpetual Subordinated Notes’ Optional Redemption means that the Issuer has the right to redeem the 5.125% Perpetual Subordinated Notes on the terms described below under “B. 5.125% Perpetual Subordinated Notes- Optional Redemption”.
(7)    The 7.250% Subordinated Notes’ Rating Event Redemption means that the Issuer has the right to redeem the 7.250% Subordinated Notes on the terms described below under “C. 7.250% Subordinated Notes- Redemption on Rating Event”.
(8)    The 7.250% Subordinated Notes’ Optional Tax Redemption means that the Issuer has the right to redeem the 7.250% Subordinated Notes on the terms described below under “C. 7.250% Subordinated Notes- Redemption on Tax Event”.
(9)    The 7.250% Subordinated Notes’ Optional Redemption means that the Issuer has the right to redeem the 7.250% Subordinated Notes on the terms described below under “C. 7.250% Subordinated Notes- Optional Redemption”.
A.5.000% SUBORDINATED NOTES
Alberta Finco issued $250,000,000 aggregate principal amount of 5.000% Subordinated Notes (the “5.000% Subordinated Notes”) due 2081 under an indenture, dated as of May 24, 2021 (the “Alberta Finco Base Indenture”), among Alberta Finco, as the issuer, Guarantor Group A, and Computershare Trust Company, N.A. (the “U.S. Trustee”) and Computershare Trust Company of Canada (the “Canadian Trustee”), as trustees (together, the “Trustees”), as supplemented by the first supplemental indenture, dated as of May 24, 2021 (the “Alberta Finco First Supplemental Indenture” and, together with the Alberta Finco Base Indenture, the “Alberta Finco Indenture”), among Alberta Finco, as the issuer, Guarantor Group A and the Trustees. The Alberta Finco Indenture and the U.S. Trustee are subject to the U.S. Trust Indenture Act of 1939, as amended. The U.S. Trustee acts as paying agent for the 5.000% Subordinated Notes.
For purposes of this “A. 5.000% Subordinated Notes”, the term “Guarantor” refers to the Group A Guarantors.
The 5.000% Subordinated Notes will be unsecured subordinated obligations of Alberta Finco and will initially be limited to $250,000,000 aggregate principal amount, all of which will be issued under the Alberta Finco Indenture. The 5.000% Subordinated Notes will be fully and unconditionally guaranteed, on a subordinated basis, by the Partnership, and will also be guaranteed, on a subordinated basis, by each of the other Guarantors (such guarantees, collectively, the “5.000% Subordinated Notes’ Guarantees”).
The 5.000% Subordinated Notes will mature on May 24, 2081 (the “Maturity Date”). The 5.000% Subordinated Notes bear interest at the rate of 5.000% per annum from May 24, 2021 (the “5.000% Subordinated Notes Issue Date”), or from the most recent interest payment date to which interest has been paid or provided for, payable quarterly in arrears in equal installments on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2021 (each such quarterly date, a “5.000% Subordinated Notes Interest Payment Date”), subject to Alberta Finco’s deferral right as described below in “Deferral Right”. Subject to Alberta Finco’s deferral right as described below in “Deferral Right,” the amount of interest payable on each 5.000%

Subordinated Notes Interest Payment Date was in the amount of $0.3125 per $25 principal amount of 5.000% Subordinated Notes.
Interest for each interest period from the 5.000% Subordinated Notes Issue Date will be calculated on the basis of a 360-day year consisting of twelve 30-day months. For the purposes of disclosure under the Interest Act (Canada), and without affecting the interest payable on the 5.000% Subordinated Notes, whenever the interest rate on the 5.000% Subordinated Notes is to be calculated on the basis of a period of less than a calendar year, the yearly interest rate equivalent for such interest rate will be the interest rate multiplied by the actual number of days in the relevant calendar year and divided by 360.
Interest payments will be made to the persons or entities in whose names the 5.000% Subordinated Notes are registered at the close of business on March 16, June 15, September 15 and December 16 (in each case, whether or not a business day), as the case may be, immediately preceding the relevant 5.000% Subordinated Notes Interest Payment Date. If a 5.000% Subordinated Notes Interest Payment Date falls on a day that is not a business day, the 5.000% Subordinated Notes Interest Payment Date will be postponed to the next business day, and no further interest will accrue in respect of such postponement.
Further Issuance
Under the Alberta Finco Indenture, Alberta Finco may, without the consent of the holders of the 5.000% Subordinated Notes, “reopen” the series of Securities of which the 5.000% Subordinated Notes are a part and issue additional notes of such series from time to time in the future. The 5.000% Subordinated Notes issued under the Alberta Finco Indenture and any additional notes of such series that Alberta Finco may issue in the future will constitute a single series of Securities under the Alberta Finco Indenture; provided that if such additional notes are not fungible with the original 5.000% Subordinated Notes issued pursuant to the Alberta Finco Indenture for U.S. federal income tax purposes, then such additional notes will be issued with a separate CUSIP or ISIN number so that they are distinguishable from the original 5.000% Subordinated Notes. This means that, in circumstances in which the Alberta Finco Indenture provides for the holders of Securities of any series to vote or take any other action as a single class, the 5.000% Subordinated and any additional notes of such series of notes that Alberta Finco may issue by reopening such series will vote or take that action as a single class.
Specified Denominations
The 5.000% Subordinated Notes are issued only in minimum denominations of $25 and integral multiples of $25 in excess thereof.
Deferral Right
So long as no 5.000% Subordinated Notes Event of Default (as defined below) has occurred and is continuing, Alberta Finco may elect, at its sole option, at any date other than a 5.000% Subordinated Notes Interest Payment Date, to defer the interest payable on the 5.000% Subordinated Notes on one or more occasions for up to five consecutive years (a “5.000% Subordinated Notes Deferral Period”). There is no limit on the number of 5.000% Subordinated Notes Deferral Periods that may occur. Any such deferral does not constitute a 5.000% Subordinated Notes Event of Default or any other breach under the Alberta Finco Indenture and the 5.000% Subordinated Notes. Deferred interest accrues until paid. A 5.000% Subordinated Notes Deferral Period terminates on any 5.000% Subordinated Notes Interest Payment Date on which Alberta Finco pays all accrued and unpaid interest on such date. No 5.000% Subordinated Notes Deferral Period may extend beyond the Maturity Date.
Alberta Finco will give the holders of the 5.000% Subordinated Notes written notice of its election to commence or continue a 5.000% Subordinated Notes Deferral Period at least 10 and not more than 60 days before the next 5.000% Subordinated Notes Interest Payment Date.

Distribution Stopper Undertaking
Unless Alberta Finco has paid all interest that has been deferred or is then payable on the 5.000% Subordinated Notes, neither Alberta Finco nor the Partnership will:
(a)declare any distributions or dividends on the Distribution Restricted Securities or pay any interest on any Parity Indebtedness (other than dividends or distributions in the form of stock or units, respectively, on the Distribution Restricted Securities);
(b)redeem, purchase or otherwise retire any Distribution Restricted Securities or Parity Indebtedness (except (i) with respect to Distribution Restricted Securities or Parity Indebtedness, out of the net cash proceeds of a substantially concurrent issue of Distribution Restricted Securities or Parity Indebtedness, respectively, or (ii) pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of Distribution Restricted Securities); or
(c)make any payment to holders of any of the Distribution Restricted Securities or any Parity Indebtedness in respect of distributions or dividends not declared or paid on such Distribution Restricted Securities or interest not paid on such Parity Indebtedness, respectively (the “5.000% Subordinated Notes Distribution Stopper Undertaking”).
provided that the foregoing clauses (a) and (c) shall not apply in respect of any pro rata dividend or distribution or any other payment on any Parity Indebtedness which is made with a pro rata payment of any accrued and payable interest with respect to the 5.000% Subordinated Notes.
“Distribution Restricted Securities” for the 5.000% Subordinated Notes means the partnership units of the Partnership and all equity issued by Alberta Finco.
“Parity Indebtedness” for the 5.000% Subordinated Notes means any class or series of the Partnership’s indebtedness outstanding as of May 24, 2021 or thereafter created which ranks on a parity with the Partnership’s guarantee of the 5.000% Subordinated Notes (prior to any Automatic Exchange (as defined below)) as to distributions upon liquidation, dissolution or winding-up.
Automatic Exchange
The 5.000% Subordinated Notes, including accrued and unpaid interest thereon, will be exchanged automatically (the “Automatic Exchange”), without the consent of the holders thereof, into the Partnership’s class A preferred limited partnership units, series 15 (the “Exchange Preferred Units”) upon the occurrence of: (a) the making by Alberta Finco of a general assignment for the benefit of its creditors or a proposal (or the filing of a notice of its intention to do so) under the Bankruptcy and Insolvency Act (Canada); (b) any proceeding instituted by Alberta Finco and/or the Partnership seeking to adjudicate them as bankrupt (including any voluntary assignment in bankruptcy) or insolvent or, where Alberta Finco and/or the Partnership are insolvent, seeking liquidation, winding up, dissolution, reorganization, arrangement, compromise, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy or insolvency in Canada or Bermuda (as applicable), or seeking the entry of an order for the appointment of a receiver, interim receiver, trustee or other similar official for Alberta Finco and/or the Partnership or in respect of all or any substantial part of their property and assets in circumstances where Alberta Finco and/or the Partnership are adjudged as bankrupt (including any voluntary assignment in bankruptcy) or insolvent; (c) a receiver, interim receiver, trustee or other similar official is appointed over Alberta Finco and/or the Partnership or for all or substantially all of their property and assets by a court of competent jurisdiction in circumstances where Alberta Finco and/or the Partnership are adjudged as bankrupt (including any voluntary assignment in bankruptcy) or insolvent under any law relating to bankruptcy or insolvency in Canada; or (d) any proceeding is instituted against Alberta Finco and/or the Partnership seeking to adjudicate them as bankrupt (including any voluntary assignment in bankruptcy) or insolvent, or where Alberta Finco and/or the Partnership are insolvent, seeking liquidation, winding up, dissolution, reorganization, arrangement, compromise, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy or insolvency in Canada or Bermuda (as applicable), or seeking the entry of an order for the appointment of a receiver, interim receiver, trustee or other similar official for Alberta Finco and/or the Partnership or in respect of all or a substantial part of their property and assets in circumstances where Alberta Finco and/or the Partnership are adjudged as bankrupt or insolvent under any law relating to bankruptcy or insolvency in Canada or Bermuda (as applicable), and in any such case, such proceeding has not been stayed or dismissed within 60 days of the institution of any such proceeding or the actions sought in such proceedings occur (including the entry of an order for relief against Alberta Finco and/or the Partnership or the appointment of a receiver, interim receiver, trustee, or other similar official for them or for all or substantially all of their property and assets) (each, an “Automatic Exchange Event”).
Holders of the Exchange Preferred Units will be entitled to receive cumulative preferential cash distributions, if, as and when declared by the Board of Directors of Brookfield Infrastructure Partners Limited, the Partnership’s general partner (the “Board of Directors”), subject to applicable law, at the same rate as would have accrued on the 5.000% Subordinated Notes (had the 5.000% Subordinated Notes remained outstanding), payable on each quarterly distribution payment date, subject to any applicable withholding tax.
The Automatic Exchange shall occur upon an Automatic Exchange Event (the “Exchange Time”). As of the Exchange Time, noteholders will have the right to receive one Exchange Preferred Unit for each $25 principal amount of 5.000% Subordinated Notes held together with the number of Exchange Preferred Units (including fractional units, if applicable) calculated by dividing the amount of accrued and unpaid interest, if any, on the 5.000% Subordinated Notes, by $25. Such right will be automatically exercised, and the 5.000% Subordinated Notes shall be automatically exchanged, without the consent of the holders of the 5.000% Subordinated Notes, into the newly issued series of fully paid Exchange Preferred Units. At such time, all outstanding 5.000% Subordinated Notes shall be deemed to be immediately and automatically surrendered without need for further action by noteholders, who shall thereupon automatically cease to be holders of 5.000% Subordinated Notes and all rights of each such holder as a debtholder of Alberta Finco and as a beneficiary of the subordinated guarantees by the Guarantors shall automatically cease.
Upon an Automatic Exchange of the 5.000% Subordinated Notes, the Partnership reserves the right not to issue some or all of the Exchange Preferred Units to Ineligible Persons. In such circumstances, the Partnership will hold all Exchange Preferred Units that would otherwise be delivered to Ineligible Persons as agent for such Ineligible Persons, and will attempt to facilitate the sale of such units through a registered broker or dealer retained by the Partnership for the purpose of effecting the sale (to parties other than the Partnership, its affiliates or other Ineligible Persons) on behalf of such Ineligible Persons of such Exchange Preferred Units. Such sales, if any, may be made at any time and any price. The Partnership will not be subject to any liability for failing to sell Exchange Preferred Units on behalf of any such Ineligible Persons or at any particular price on any particular day. The net proceeds received by the Partnership from the sale of any such Exchange Preferred Units will be divided among the Ineligible Persons in proportion to the number of Exchange Preferred Units that would otherwise have been delivered to them, after deducting the costs of sale and any applicable Taxes or withholding on account of Taxes, if any. The Partnership will make payment of the aggregate net proceeds to The Depository Trust Company (the “Clearing Agency”) (if the 5.000% Subordinated Notes are then held in the book-entry only system) or to the registrar and transfer agent for the 5.000% Subordinated Notes (in all other cases) for distribution to such Ineligible Persons in accordance with the applicable procedures of the Clearing Agency or otherwise.
“Ineligible Person” means any person whose address is in, or whom the Partnership or its transfer agent has reason to believe is a resident of, any jurisdiction outside of the United States to the extent that: (a) the issuance or delivery by the Partnership to such person, upon an Automatic Exchange of Exchange Preferred Units, would require the Partnership to take any action to comply with securities or analogous laws of such jurisdiction; or (b) withholding tax would be applicable in connection with the delivery to such person of Exchange Preferred Units upon an Automatic Exchange.
As a precondition to the delivery of any certificate or other evidence of issuance representing any Exchange Preferred Units or related rights following an Automatic Exchange, the Partnership may require a holder of 5.000% Subordinated Notes (and persons holding 5.000% Subordinated Notes represented by such holder of 5.000% Subordinated Notes) to deliver a declaration, in form and substance satisfactory to the Partnership, confirming compliance with any applicable regulatory requirements to establish that such holder of 5.000% Subordinated Notes is not, and does not represent, an Ineligible Person.

Redemption Right
On or after May 24, 2026, Alberta Finco may, at its option, on giving not more than 60 nor less than 15 days’ notice to the holders of the 5.000% Subordinated Notes, redeem the 5.000% Subordinated Notes, in whole at any time or in part from time to time. The redemption price is 100% of the principal amount of the 5.000% Subordinated Notes being redeemed, together with accrued and unpaid interest to, but excluding, the date fixed for redemption. Notice of redemption shall be irrevocable and on the redemption date, the 5.000% Subordinated Notes subject to redemption shall become due and payable at the redemption price, and from and after such date (unless Alberta Finco shall default in the payment of the redemption price and accrued interest) such 5.000% Subordinated Notes shall cease to bear interest. 5.000% Subordinated Notes that are redeemed shall be cancelled and shall not be reissued.
Redemption on Tax Event
At any time, after the occurrence of a 5.000% Subordinated Notes Tax Event, subject to applicable laws, Alberta Finco may, at its option, on giving not more than 60 nor less than 15 days’ notice to the holders of the 5.000% Subordinated Notes, redeem the 5.000% Subordinated Notes (in whole but not in part) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the relevant redemption date.
A “5.000% Subordinated Notes Tax Event” means Alberta Finco or any Guarantor (as applicable) has received an opinion of counsel of nationally recognized standing experienced in such matters to the effect that, as a result of (a) any amendment or change to the laws (or any regulations or rulings thereunder) of any 5.000% Subordinated Notes Relevant Taxing Jurisdiction (as defined below) or any applicable tax treaty or (b) any change in the application, administration or interpretation of such laws, regulations, rulings or treaties (including any judicial decision rendered by a court of competent jurisdiction with respect to such laws, regulations, rulings or treaties), in each case of (a) and (b), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, which amendment or change is effective on or after the issue date of the 5.000% Subordinated Notes (or if the 5.000% Subordinated Notes Relevant Taxing Jurisdiction has changed since the issue date of the 5.000% Subordinated Notes, the date on which the applicable jurisdiction became a 5.000% Subordinated Notes Relevant Taxing Jurisdiction) (including, for the avoidance of doubt, any such amendment or change made on or after the issue date of the 5.000% Subordinated Notes (or the date on which the applicable jurisdiction became a 5.000% Subordinated Notes Relevant Taxing Jurisdiction, as applicable) that has retroactive effect to a date prior to the issue date of the 5.000% Subordinated Notes (or the date on which the applicable jurisdiction became a 5.000% Subordinated Notes Relevant Taxing Jurisdiction, as applicable)), either: (i) Alberta Finco is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid-up capital with respect to the 5.000% Subordinated Notes, as or as would be reflected in any tax return or form filed, to be filed, or that otherwise could have been filed, will not be respected by a taxing authority (excluding as a result of any limitation on the deductibility of interest on the 5.000% Subordinated Notes as a result of any EBITDA, tax EBITDA, or other similar earnings or income-based limit on interest deductibility) or (ii) Alberta Finco or any Guarantor (as applicable) has been or will be on the next 5.000% Subordinated Notes Interest Payment Date obligated to pay 5.000% Subordinated Notes Additional Amounts (as defined below) and neither Alberta Finco nor Guarantor (as applicable) can avoid such obligation by taking commercially reasonable measures to avoid it.
Redemption on Rating Event
At any time following the occurrence of a 5.000% Subordinated Notes Rating Event, Alberta Finco may, at its option, on giving not more than 60 nor less than 15 days’ notice to the holders of the 5.000% Subordinated Notes, redeem the 5.000% Subordinated Notes (in whole but not in part) at a redemption price equal to 102% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.

A “5.000% Subordinated Notes Rating Event” shall be deemed to occur if any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that publishes a rating for the 5.000% Subordinated Notes (each a “Rating Agency”) following the initial rating of the 5.000% Subordinated Notes by such Rating Agency, amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the 5.000% Subordinated Notes, which amendment, clarification or change results in (a) the shortening of the length of time the 5.000% Subordinated Notes are assigned a particular level of equity credit by that Rating Agency as compared to the length of time the 5.000% Subordinated Notes would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial rating of the 5.000% Subordinated Notes by such Rating Agency, or (b) the lowering of the equity credit (including up to a lesser amount) assigned to the 5.000% Subordinated Notes by that Rating Agency compared to the equity credit assigned by that Rating Agency or its predecessor on the initial rating of the 5.000% Subordinated Notes by such Rating Agency.
Rank and Subordination
The 5.000% Subordinated Notes are direct unsecured subordinated obligations of Alberta Finco. The obligations of Alberta Finco under the 5.000% Subordinated Notes are contractually subordinated in right of payment to all present and future Alberta Finco Senior Indebtedness. The payment of principal, premium (if any) and interest and certain other amounts on the 5.000% Subordinated Notes rank senior to all obligations of Alberta Finco in respect of its own equity and in respect of equity (including preferred equity) that has been issued by any Guarantor (including pursuant to any guarantee by Alberta Finco of the existing equity obligations of any such person) but are subordinated in right of payment to all present and future Alberta Finco Senior Indebtedness. The obligations of Alberta Finco under the 5.000% Subordinated Notes are structurally subordinate to all indebtedness and obligations of Alberta Finco’s subsidiaries.
“Alberta Finco Senior Indebtedness” means all principal, interest, premium, fees and other amounts owing on, under or in respect of:
(d)all indebtedness, liabilities and obligations of Alberta Finco, whether outstanding on May 24, 2021 or thereafter created, incurred, assumed or guaranteed; and
(e)all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;
except that Alberta Finco Senior Indebtedness does not include the obligations of Alberta Finco in respect of the 5.000% Subordinated Notes, all liabilities and obligations of Alberta Finco in respect of any equity (including any preferred equity) that has been issued by any Guarantor and all indebtedness, liabilities and obligations of Alberta Finco that, pursuant to the terms of the instrument creating or evidencing such indebtedness, liabilities or obligations, are stated to rank pari passu with or subordinate in right of payment to the 5.000% Subordinated Notes.
The 5.000% Subordinated Notes are fully and unconditionally guaranteed by each Guarantor on a subordinated and joint and several basis, as to payment of principal, premium (if any), interest and certain other amounts. The obligations of each Guarantor under its guarantee are contractually subordinated in right of payment to all present and future Guarantor Senior Indebtedness and structurally subordinated in right of payment to all indebtedness and obligations of its respective subsidiaries (other than subsidiaries that are Alberta Finco or other Guarantors). The obligations of each Guarantor under its guarantee ranks senior to all obligations of such Guarantor in respect of its own equity and in respect of equity (including preferred equity) that has been issued by Alberta Finco or any other Guarantor (including pursuant to any guarantee by such Guarantor of the existing equity obligations of any such person), but are subordinated in right of payment to all present and future Guarantor Senior Indebtedness. The obligations of each Guarantor under its guarantee are structurally subordinate to all indebtedness and obligations of their subsidiaries.
“Guarantor Senior Indebtedness” for 5.000% Subordinated Notes means, in respect of any Guarantor, all principal, interest, premium, fees and other amounts owing on, under or in respect of:

(a)all indebtedness, liabilities and obligations of such Guarantor, whether outstanding on May 24, 2021 or thereafter created, incurred, assumed or guaranteed (including any such indebtedness, liabilities or obligations that are guaranteed by each Guarantor (as applicable)); and
(b)all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;
except that Guarantor Senior Indebtedness does not include the obligations of the Guarantor in respect of its guarantee of the 5.000% Subordinated Notes, the liabilities and obligations of the Guarantor in respect of any equity (including any preferred equity) that has been issued by any Guarantor, and all indebtedness, liabilities and obligations of the Guarantor that, pursuant to the terms of an instrument creating or evidencing such indebtedness, liabilities or obligations, are stated to rank pari passu with or subordinate in right of payment to its guarantee of the 5.000% Subordinated Notes.
In the event and during the continuation of any default in the payment of any Alberta Finco Senior Indebtedness or any Guarantor Senior Indebtedness, as applicable, that is due and payable, or in the event that any event of default with respect to any Alberta Finco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, shall have occurred and be continuing permitting the holders of such Alberta Finco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable (or the Trustees on behalf of the holders of such Alberta Finco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable) to declare such Alberta Finco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, due and payable prior to the date on which it would otherwise have become due and payable, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist and any such declaration and its consequences shall have been rescinded or annulled, then no payment may be made by Alberta Finco or the applicable Guarantors on account of the principal of, premium (if any), interest or any other amounts on the 5.000% Subordinated Notes or on account of the purchase or other acquisition of the 5.000% Subordinated Notes.
In the event that any payment or distribution of any character, whether in cash, securities, or other property, shall be received by the U.S. Trustee or any holder of 5.000% Subordinated Notes in contravention of the subordination provisions set out in the Alberta Finco Indenture, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of Alberta Finco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, at the time outstanding in accordance with the priorities then existing among such holders for applications to the payment of all Alberta Finco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, remaining unpaid to the extent necessary to pay all such Alberta Finco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, in full. In the event of the failure of the U.S. Trustee or any holder of 5.000% Subordinated Notes to endorse or assign any such payment, distribution, or any security or property related thereto, each holder of Alberta Finco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, will be irrevocably authorized to endorse or assign the same.
Events of Default
An event of default in respect of the 5.000% Subordinated Notes will occur only if Alberta Finco defaults (a) on the payment of principal or premium or 5.000% Subordinated Notes Additional Amounts, if any, when due and payable, or (b) on the payment of interest (including 5.000% Subordinated Notes Additional Amounts) when due and payable and such default continues for 30 days (subject to Alberta Finco’s right, at its sole option, to defer interest payments, as described under “─Deferral Right”) (each, a “5.000% Subordinated Notes Event of Default”). There is no right of acceleration in the case of a default in the performance of any other covenant of Alberta Finco or any Guarantor in the Alberta Finco Indenture, although a legal action could be brought to enforce such covenant. For the avoidance of doubt, the events of default stated in this section shall be the only events of default applicable to the 5.000% Subordinated Notes.
If an event of default has occurred and is continuing, and the 5.000% Subordinated Notes have not already been automatically exchanged into Exchange Preferred Units, then Alberta Finco shall be deemed to be in default under the Alberta Finco Indenture and the 5.000% Subordinated Notes and the Trustees may, in their discretion and shall upon the request of holders of not less than 25% of the principal amount of 5.000% Subordinated Notes then outstanding, demand payment of the principal amount of the 5.000% Subordinated Notes, which shall immediately become due and payable in cash. Pursuant to the Alberta Finco Indenture, Alberta Finco and the Guarantors have covenanted that in case of such default, the U.S. Trustee may demand payment of the whole amount then due and payable on the 5.000% Subordinated Notes for principal and any premium and interest, and may institute legal proceedings for the collection of such aggregate amount in the event Alberta Finco and any Guarantor fails to make payment thereof upon such demand.
Additional Covenants
In addition to the 5.000% Subordinated Notes Distribution Stopper Undertaking, the Partnership covenants for the benefit of the holders of the 5.000% Subordinated Notes that it will not create or issue any preferred limited partnership units in the Partnership which, in the event of insolvency, liquidation, dissolution or winding-up of the Partnership, would rank in right of payment in priority to the Exchange Preferred Units.
Merger, Amalgamation, Consolidation, Sale, Lease or Conveyance
Pursuant to the Alberta Finco Indenture, neither Alberta Finco nor the Partnership (in each case for purposes of this paragraph, a “Predecessor”) shall enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person (in each case for purposes of this paragraph, a “Successor”) unless: (a) the Predecessor and the Successor shall have executed, prior to or contemporaneously with the consummation of such transaction, such instruments and done such things as, in the opinion of counsel, are necessary or advisable to establish that, upon the consummation of such transaction, (i) the Successor will have assumed all the covenants and obligations of the Predecessor under the Alberta Finco Indenture in respect of the 5.000% Subordinated Notes, and in the case of the Partnership, its subordinated guarantee of the 5.000% Subordinated Notes and (ii) the 5.000% Subordinated Notes (or the guarantee of the 5.000% Subordinated Notes, as applicable) will be valid and binding obligations of the Successor, entitling the holders thereof, as against the Successor, to all the rights of holders of 5.000% Subordinated Notes under the Alberta Finco Indenture; and (b) such transaction shall be on such terms and shall be carried out at such times and otherwise in such manner as shall not be prejudicial to the interests of the holders of the 5.000% Subordinated Notes or to the rights and powers of the Trustees under the Alberta Finco Indenture; provided, however, that such restrictions are not applicable to any transaction by or among Alberta Finco, the Partnership and/or any one or more of their subsidiaries.
In the event that any Successor is formed or organized outside of Canada or Bermuda, the applicable supplemental indenture in respect of such Successor shall include a provision for (a) the payment of 5.000% Subordinated Notes Additional Amounts (as defined below) in the form substantially similar to that described in “- Payment of Additional Amounts” below, with such modifications (including to the definition of “5.000% Subordinated Notes Relevant Taxing Jurisdiction”) as Alberta Finco, the Partnership and such Successor reasonably determine are customary and appropriate for U.S. noteholders to address then-applicable (or potentially applicable future) taxes, duties, levies, imposts, assessments or other governmental charges imposed or levied by or on behalf of the applicable governmental authority in respect of payments made by such Successor under or with respect to the 5.000% Subordinated Notes, including any exceptions thereto as Alberta Finco, the Partnership and such Successor shall reasonably determine would be customary and appropriate for U.S. noteholders and (b) the right of any issuer to redeem the 5.000% Subordinated Notes at 100% of the aggregate principal amount thereof plus accrued interest thereon in the event that 5.000% Subordinated Notes Additional Amounts become payable by a Successor in respect of the 5.000% Subordinated Notes as a result of any change in law or official position regarding the application or interpretation of any law that is announced or becomes effective after the date of such supplemental indenture.
Payment of Additional Amounts
All payments made by Alberta Finco or any Guarantor under or with respect to the 5.000% Subordinated Notes are made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (hereinafter, “Taxes”) imposed or levied by or on behalf of the government of Canada, Bermuda or of any province, territory, or jurisdiction thereof or therein or by any authority or agency therein or thereof having power to tax (a “5.000% Subordinated Notes Relevant Taxing Jurisdiction”), unless Alberta Finco or any Guarantor (as applicable) is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If Alberta Finco or any Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made by it under or with respect to the 5.000% Subordinated Notes, Alberta Finco or such Guarantor (as applicable) will pay such additional amounts (hereinafter “Additional Amounts”) in respect of each such payment (excluding one payment of quarterly interest, other than deferred interest, in connection with a redemption of the 5.000% Subordinated Notes in accordance with the provisions described above under “─Redemption on Tax Event”) as may be necessary so that the net amount received (including 5.000% Subordinated Notes Additional Amounts) by each holder (including, as applicable, the beneficial owners in respect of any such holder) after such withholding or deduction will not be less than the amount the holder (including, as applicable, the beneficial owners in respect of any such holder) would have received if such Taxes had not been withheld or deducted; provided that no 5.000% Subordinated Notes Additional Amounts will be payable with respect to: (a) any payment to a holder or beneficial owner who is liable for such Taxes in respect of such note (i) by reason of such holder or beneficial owner, or any other person entitled to payments on the note, being a person with whom Alberta Finco or Guarantor does not deal at arm’s length (within the meaning of the Tax Act), (ii) by reason of the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and Canada or any province or territory thereof or therein other than the mere ownership, or receiving payments under or enforcing any rights in respect of such note as a non-resident or deemed non-resident of Canada or any province or territory thereof or therein, or (iii) by reason of such holder or beneficial owner being a “specified shareholder” of Alberta Finco or not dealing at arm’s length with a “specified shareholder” of Alberta Finco as defined in subsection 18(5) of the Tax Act; (b) any Tax that is levied or collected other than by withholding from payments on or in respect of the 5.000% Subordinated Notes; (c) any note presented for payment (where presentation is required) more than 30 days after the later of (i) the date on which such payment first becomes due or (ii) if the full amount of the monies payable has not been paid to the holders of the 5.000% Subordinated Notes on or prior to such date, the date on which the full amount of such monies has been paid to the holders of the 5.000% Subordinated Notes, except to the extent that the holder of the 5.000% Subordinated Notes would have been entitled to such 5.000% Subordinated Notes Additional Amounts on presentation of the same for payment on the last day of such period of 30 days; (d) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar Tax; (e) any Tax imposed as a result of the failure of a holder or beneficial owner to comply with certification, identification, declaration or similar reporting requirements concerning the nationality, residence, identity or connection with Canada or any province or territory thereof or therein of such holder or beneficial owner, if such compliance is required by statute or by regulation, as a precondition to reduction of, or exemption, from such Tax; (f) any (i) withholding or deduction imposed pursuant to Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, or (ii) tax or penalty arising from the holder’s or beneficial owner’s failure to properly comply with the holder’s or beneficial owner’s obligations imposed under the Canada-United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada) or any treaty, law or regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, including, for greater certainty, Part XVIII and Part XIX of the Tax Act; or (g) any combination of the foregoing clauses (a) to (f).
Alberta Finco or any Guarantor (as applicable) will also (1) make such withholding or deduction and (2) remit the full amount deducted or withheld by it to the relevant authority in accordance with applicable law. Alberta Finco or any Guarantor (as applicable) will furnish to the holders of the 5.000% Subordinated Notes, within 30 days after the date the payment of any Taxes by it is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by it. Alberta Finco and the Guarantors will indemnify and hold harmless each holder (including, as applicable, the beneficial owners in respect of any such holder) and, upon written request, will reimburse each such holder (including, as applicable, the beneficial owners in respect of any such holder) for the amount of (i) any Taxes (other than any Taxes for which 5.000% Subordinated Notes Additional Amounts would not be payable pursuant to clauses (a) through (g) above) levied or imposed and paid by such holder (including, as applicable, the beneficial owners in respect of any such holder) as a result of payments made under or with respect to the 5.000% Subordinated Notes which have not been withheld or deducted and remitted by Alberta Finco or any

Guarantor (as applicable) in accordance with applicable law, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any Taxes (other than any Taxes for which 5.000% Subordinated Notes Additional Amounts would not be payable pursuant to clauses (a) through (g) above) imposed with respect to any reimbursement under clause (i) or (ii) above, but excluding any such Taxes on such holder’s (including, as applicable, the beneficial owners in respect of any such holder’s) net income.
Whenever in the Alberta Finco Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption amount, purchase price, interest or any other amount payable under or with respect to any 5.000% Subordinated Notes, such mention shall be deemed to include mention of the payment of 5.000% Subordinated Notes Additional Amounts to the extent that, in such context, 5.000% Subordinated Notes Additional Amounts are, were or would be payable in respect thereof.
The Trustees and the Paying Agent
The “Place of Payment” for the 5.000% Subordinated Notes is the address of the U.S. Trustee, currently located at 6200 S. Quebec St., Greenwood Village, Colorado 80111.
Governing Law
The 5.000% Subordinated Notes, the 5.000% Subordinated Notes’ Guarantees and the Alberta Finco Indenture is governed by the laws of the state of New York.
B.5.125% PERPETUAL SUBORDINATED NOTES
Bermuda Holdco issued $300,000,000 of 5.125% Perpetual Subordinated Notes (the “5.125% Perpetual Notes”) under an indenture dated as of January 21, 2022 (the “Bermuda Holdco Base Indenture”), among Bermuda Holdco, as the issuer, the Group A Guarantors, and Computershare Trust Company, N.A., as U.S. trustee (the “U.S. Trustee”), and Computershare Trust Company of Canada, as Canadian trustee (the “Canadian Trustee”, and together with the U.S. Trustee, the “Trustees”), as supplemented by the first supplemental indenture, to be dated as of January 21, 2022 (the “Bermuda Holdco First Supplemental Indenture” and, together with the Base Indenture, the “Bermuda Holdco Indenture”), among Bermuda Holdco, the Group A Guarantors and the Trustees. The Bermuda Holdco Indenture and the U.S. Trustee are subject to the U.S. Trust Indenture Act of 1939, as amended. The U.S. Trustee acts as Paying Agent for the 5.125% Perpetual Notes.
For purposes of this “B. 5.125% Perpetual Subordinated Notes”, the term “Guarantor” refers to the Group A Guarantors.
The 5.125% Perpetual Notes are unsecured subordinated obligations of Bermuda Holdco and are limited to up to $300,000,000 aggregate principal amount, all of which are issued under the Bermuda Holdco Indenture. The 5.125% Perpetual Notes bear interest at the rate of 5.125% per annum from January 21, 2022, or from the most recent interest payment date to which interest has been paid or provided for, payable in equal installments quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2022.
The 5.125% Perpetual Notes are fully and unconditionally guaranteed, on a subordinated basis, as to payment of principal, premium (if any) and interest and certain other amounts by the Group A Guarantors (such guarantees, collectively, the “5.125% Perpetual Notes’ Guarantees”).
The 5.125% Perpetual Notes are perpetual securities in respect of which there is no fixed maturity date or fixed redemption date.
Further Issuance
Under the Bermuda Holdco Indenture, Bermuda Holdco may, from time to time, without the consent of the holders of the 5.125% Perpetual Notes, issue additional notes of the same series of Securities of which the 5.125%

Perpetual Notes are a part from time to time in the future with terms (other than the 5.125% Perpetual Notes Issue Date, issue price and, possibly, the 5.125% Perpetual Notes First Call Date (as defined below) and the date interest starts accruing) identical to the 5.125% Perpetual Notes issued pursuant to the Bermuda Holdco Indenture. The 5.125% Perpetual Notes issued under the Bermuda Holdco Indenture and any additional notes of such series that Bermuda Holdco may issue in the future shall constitute a single series of Securities under the Bermuda Holdco Indenture; provided that if such additional notes are not fungible with the original 5.125% Perpetual Notes issued pursuant to the Bermuda Holdco Indenture for U.S. federal income tax purposes, then such additional notes will be issued with a separate CUSIP or ISIN number so that they are distinguishable from the original 5.125% Perpetual Notes. This means that, in circumstances in which the Bermuda Holdco Indenture provides for the holders of Securities of any series to vote or take any other action as a single class, the 5.125% Perpetual Notes and any additional notes of such series of notes that Bermuda Holdco may issue by reopening such series will vote or take that action as a single class.
Interest
Bermuda Holdco pays interest on the 5.125% Perpetual Notes on every March 31, June 30, September 30 and December 31 of each year during which the 5.125% Perpetual Notes are outstanding (each such quarterly date, an “5.125% Perpetual Notes Interest Payment Date”), subject to Optional Interest Deferral as described below in “Optional Interest Deferral.”
Bermuda Holdco pays interest on the 5.125% Perpetual Notes at a rate of 5.125% per year in equal quarterly installments in arrears on each 5.125% Perpetual Notes Interest Payment Date. Subject to Optional Interest Deferral as described below in “Optional Interest Deferral,” the amount of interest payable on each 5.125% Perpetual Notes Interest Payment Date is in the amount of $0.3203125 per $25 principal amount of 5.125% Perpetual Notes (“5.125% Perpetual Notes Interest Amount”), except that the 5.125% Perpetual Notes Interest Amount payable on March 31, 2022 is in the amount of $0.24913 per $25 principal amount of 5.125% Perpetual Notes .
The first interest period began on (and includes) January 21, 2022 (the “5.125% Perpetual Notes Issue Date”) and ends on (but excludes) the first 5.125% Perpetual Notes Interest Payment Date and each successive interest period will begin on (and include) an 5.125% Perpetual Notes Interest Payment Date and end on (but exclude) the next succeeding 5.125% Perpetual Notes Interest Payment Date (each, an “5.125% Perpetual Notes Interest Period”).
Interest for each 5.125% Perpetual Notes Interest Period from the 5.125% Perpetual Notes Issue Date is calculated on the basis of a 360-day year consisting of twelve 30-day months. Where it is necessary to calculate an amount of interest in respect of any 5.125% Perpetual Note for a period which is less than or equal to a complete 5.125% Perpetual Notes Interest Period, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.
Interest payments are made to the persons or entities in whose names the 5.125% Perpetual Notes are registered at the close of business on March 16, June 15, September 15 and December 16 (in each case, whether or not a business day), as the case may be, immediately preceding the relevant 5.125% Perpetual Notes Interest Payment Date. If a 5.125% Perpetual Notes Interest Payment Date falls on a day that is not a business day, the 5.125% Perpetual Notes Interest Payment Date will be postponed to the next business day, and no further interest will accrue in respect of such postponement.
Specified Denominations
The 5.125% Perpetual Notes were issued only in minimum denominations of $25 and integral multiples of $25 in excess thereof.

Optional Interest Deferral
Interest which accrues during an 5.125% Perpetual Notes Interest Period is due and payable on the relevant 5.125% Perpetual Notes Interest Payment Date, unless Bermuda Holdco elects, in its sole discretion, to defer the relevant payment of interest (in whole or in part). Bermuda Holdco may, at its discretion, elect to defer any payment of interest (in whole or in part) which is otherwise scheduled to be paid on an Interest Payment Date; provided that any such deferred interest shall become due and payable on the date Bermuda Holdco declares any distributions on any of the Bermuda Holdco’s common shares or preferred shares. If Bermuda Holdco elects not to make all or part of any payment of interest on an Interest Payment Date, then it does not have any obligation to pay such interest on the relevant Interest Payment Date. Deferred interest will accrue, compounding on each subsequent Interest Payment Date, until paid.
Deferral of 5.125% Perpetual Notes Interest Amounts does not constitute a 5.125% Perpetual Notes Event of Default (as defined herein) or any other breach under the 5.125% Perpetual Notes, the 5.125% Perpetual Notes’ Guarantees or the Bermuda Holdco Indenture.
Bermuda Holdco will notify the holders of the 5.125% Perpetual Notes, the U.S. Trustee and, if required by the rules of any stock exchange on which the 5.125% Perpetual Notes are listed from time to time, such stock exchange, of any determination by it not to pay all or part of the 5.125% Perpetual Notes Interest Amount which would otherwise fall due on a 5.125% Perpetual Notes Interest Payment Date with respect to the 5.125% Perpetual Notes not more than 30 business days and not less than five business days prior to the relevant 5.125% Perpetual Notes Interest Payment Date.
Distribution Stopper Undertaking
Unless Bermuda Holdco has paid all interest that has been deferred or is then payable on the 5.125% Perpetual Notes, neither Bermuda Holdco nor the Partnership will:
(a)declare any distributions or dividends on the Distribution Restricted Securities or pay any interest on any Parity Indebtedness (other than dividends or distributions in the form of stock or units, respectively, on the Distribution Restricted Securities);
(b)redeem, purchase or otherwise retire any Distribution Restricted Securities or Parity Indebtedness (except (i) with respect to Distribution Restricted Securities or Parity Indebtedness, out of the net cash proceeds of a substantially concurrent issue of Distribution Restricted Securities or Parity Indebtedness, respectively, or (ii) pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of Distribution Restricted Securities); or
(c)make any payment to holders of any of the Distribution Restricted Securities or any Parity Indebtedness in respect of distributions or dividends not declared or paid on such Distribution Restricted Securities or interest not paid on such Parity Indebtedness, respectively (the “5.125% Perpetual Notes Distribution Stopper Undertaking”); provided that the foregoing clauses (a) and (c) shall not apply in respect of any pro rata dividend or distribution or any other payment on any Parity Indebtedness which is made with a pro rata payment of any accrued and payable interest with respect to the 5.125% Perpetual Notes.
“Distribution Restricted Securities” for the 5.125% Perpetual Notes means the partnership units of the Partnership and all equity issued by Bermuda Holdco.
“Parity Indebtedness” for the 5.125% Perpetual Notes means the 5.000% Subordinated Notes and any other class or series of the Partnership’s indebtedness outstanding as of January 21, 2022 or thereafter created which ranks on a parity with the Partnership’s guarantee of the 5.125% Perpetual Notes as to distributions upon liquidation, dissolution or winding-up.

Redemption Provisions
No Fixed Maturity Date or Fixed Redemption Date
The 5.125% Perpetual Notes are perpetual securities in respect of which there is no fixed maturity date or fixed redemption date and Bermuda Holdco shall only have the right to redeem the 5.125% Perpetual Notes in accordance with “Optional Redemption”, “Optional Rating Event Redemption”, “Optional Tax Redemption” as described below or otherwise in accordance with the terms of the 5.125% Perpetual Notes.
Optional Redemption
On January 21, 2027 (the “First Call Date”) and at any time and from time to time thereafter, subject to applicable laws, Bermuda Holdco may, at its option, redeem the 5.125% Perpetual Notes (in whole or in part) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the relevant redemption date, by giving not less than 10 days’ nor more than 60 days’ notice to the holders of the 5.125% Perpetual Notes in accordance with the notice provisions set forth in the Bermuda Holdco Indenture (which notice shall be irrevocable but may be conditional in our discretion on one or more conditions precedent, which will be set forth in the related notice of redemption, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions are not satisfied). In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice describes each such condition, and if applicable, state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions are satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied by the redemption date, or by the redemption date as so delayed. Bermuda Holdco will give notice to the U.S. Trustee of any such redemption at least five (5) business days prior to when notice is due to holders.
Optional Rating Event Redemption
At any time within 180 days following the occurrence of a Rating Event, subject to applicable laws, Bermuda Holdco may, at its option, redeem the 5.125% Perpetual Notes (in whole but not in part) at a redemption price equal to 102% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the relevant redemption date, by giving not less than 10 days’ nor more than 60 days’ notice to the holders of the 5.125% Perpetual Notes in accordance with the notice provisions set forth in the Indenture (which notice shall be irrevocable but may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions will not be satisfied or revoked by us if we determine that such conditions are not satisfied); provided that such redemption date may not be delayed for more than 180 days following the occurrence of a Rating Event. Bermuda Holdco will give notice to the U.S. Trustee of any such redemption at least five (5) business days prior to when notice is due to holders.
A “5.125% Perpetual Notes Rating Event” shall be deemed to occur if any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that publishes a rating for the 5.125% Perpetual Notes (together the “Rating Agencies” and each a “Rating Agency”) following the initial rating of the 5.125% Perpetual Notes by such Ratings Agency, provides notice to Bermuda Holdco that such Rating Agency has amended, clarified or changed the criteria it uses to assign equity credit to securities such as the 5.125% Perpetual Notes, which amendment, clarification or change results in (a) the shortening of the length of time the 5.125% Perpetual Notes are assigned a particular level of equity credit by that Rating Agency as compared to the length of time the 5.125% Perpetual Notes would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial rating of the 5.125% Perpetual Notes by such Rating Agency or (b) the lowering of the equity credit (including up to a lesser amount) assigned to the 5.125% Perpetual Notes by that Rating Agency compared to the equity credit assigned by that Rating Agency or its predecessor on the initial rating of the 5.125% Perpetual Notes by such Rating Agency.

Optional Tax Redemption
At any time, after the occurrence of a 5.125% Perpetual Notes Tax Event, subject to applicable laws, Bermuda Holdco may, at its option, redeem the 5.125% Perpetual Notes (in whole but not in part) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the relevant redemption date, by giving not less than 10 days’ nor more than 60 days’ notice to the holders of the 5.125% Perpetual Notes in accordance with the notice provisions set forth in the Bermuda Holdco Indenture (which notice shall be irrevocable but may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied). Bermuda Holdco will give notice to the U.S. Trustee of any such redemption at least five (5) business days prior to when notice is due to holders.
A “5.125% Perpetual Notes Tax Event” means Bermuda Holdco or any Guarantor (as applicable) has received an opinion of counsel of a nationally recognized law firm in the 5.125% Perpetual Notes Relevant Taxing Jurisdiction experienced in such matters to the effect that, as a result of (i) any amendment or change to the laws (or any regulations or rulings thereunder) of any 5.125% Perpetual Notes Relevant Taxing Jurisdiction (as defined below) or any applicable tax treaty or (ii) any change in the application, administration or interpretation of such laws, regulations, rulings or treaties (including any judicial decision rendered by a court of competent jurisdiction with respect to such laws, regulations, rulings or treaties), in each case of (i) and (ii), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, which amendment or change is effective on or after the issue date of the 5.125% Perpetual Notes (or if the 5.125% Perpetual Notes Relevant Taxing Jurisdiction has changed since the issue date of the 5.125% Perpetual Notes, the date on which the applicable jurisdiction became a 5.125% Perpetual Notes Relevant Taxing Jurisdiction) (including, for the avoidance of doubt, any such amendment or change made on or after the issue date of the 5.125% Perpetual Notes (or the date on which the applicable jurisdiction became a 5.125% Perpetual Notes Relevant Taxing Jurisdiction, as applicable)) that has retroactive effect to a date prior to the issue date of the 5.125% Perpetual Notes (or the date on which the applicable jurisdiction became a 5.125% Perpetual Notes Relevant Taxing Jurisdiction, as applicable)), either: (a) Bermuda Holdco or any Guarantor (as applicable) is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid-up capital with respect to the 5.125% Perpetual Notes, as or as would be reflected in any tax return or form filed, to be filed, or that otherwise could have been filed, will not be respected by a taxing authority; provided that this clause (a) shall not apply in respect of the deductibility of interest on the 5.125% Perpetual Notes; or (b) Bermuda Holdco or any Guarantor (as applicable) has been or will be on the next 5.125% Perpetual Notes Interest Payment Date obligated to pay 5.125% Perpetual Notes Additional Amounts and neither Bermuda Holdco or Guarantor (as applicable) can avoid such obligation by taking commercially reasonable measures to avoid it.
Conditions to a Rating Event or Tax Event Redemption
Prior to the publication of any notice of redemption pursuant to the provisions set for under “Redemption Provisions” (other than redemption pursuant to “Redemption Provisions ─ Optional Redemption”), Bermuda Holdco will deliver to the U.S. Trustee an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent, including the relevant requirement or circumstance giving rise to the right to redeem, are satisfied. The U.S. Trustee may rely absolutely upon and shall be entitled to accept such Officer’s Certificate without any liability to any person for so doing and without any further inquiry as sufficient evidence of the satisfaction of the conditions precedent set out in such paragraphs, in which event it shall be conclusive and binding on the holders of the 5.125% Perpetual Notes.
Any redemption of the 5.125% Perpetual Notes shall be conditional on all outstanding accrued and unpaid interest on the 5.125% Perpetual Notes up to, but excluding, such redemption date being paid in full on or prior to the date thereof.
The U.S. Trustee is under no obligation to ascertain whether any 5.125% Perpetual Notes Rating Event or 5.125% Perpetual Notes Tax Event or any event which could lead to the occurrence of, or could constitute, any such

5.125% Perpetual Notes Rating Event or 5.125% Perpetual Notes Tax Event, as the case may be, has occurred and, until it receives an Officer’s Certificate and Opinion of Counsel pursuant to the Indenture to the contrary, the U.S. Trustee may assume that no such event has occurred.
Rank and Subordination Provisions
Ranking and Subordination of the Notes
The 5.125% Perpetual Notes are direct unsecured subordinated obligations of Bermuda Holdco. The obligations of Bermuda Holdco under the 5.125% Perpetual Notes rank senior to all obligations of Bermuda Holdco in respect of its own equity and in respect of equity (including preferred equity) that has been issued by any Guarantor (including pursuant to any guarantee by Bermuda Holdco of the existing equity obligations of any such other person) but are contractually subordinated in right of payment to all present and future Bermuda Holdco Senior Indebtedness, rank pari passu with Bermuda Holdco’s obligations in respect of the 5.000% Subordinated Notes and are structurally subordinated in right of payment to all indebtedness and obligations of the Bermuda Holdco’s subsidiaries.
“Bermuda Holdco Senior Indebtedness” means all principal, interest, premium, fees and other amounts owing on, under or in respect of:
(d)all indebtedness, liabilities and obligations of Bermuda Holdco, whether outstanding on the issue date of the 5.125% Perpetual Notes or thereafter created, incurred, assumed or guaranteed; and
(e)all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;
except that Bermuda Holdco Senior Indebtedness does not include the obligations of Bermuda Holdco in respect of the 5.125% Perpetual Notes or the 5.000% Subordinated Notes, all liabilities and obligations of Bermuda Holdco in respect of any equity (including any preferred equity) that has been issued by Bermuda Holdco or any Guarantor and all indebtedness, liabilities and obligations of Bermuda Holdco that, pursuant to the terms of the instrument creating or evidencing such indebtedness, liabilities or obligations, are stated to rank pari passu with or subordinate in right of payment to the 5.125% Perpetual Notes.
Ranking and Subordination of the Guarantees
The 5.125% Perpetual Notes are fully and unconditionally guaranteed by each Guarantor on a subordinated and joint and several basis, as to payment of principal, premium (if any), interest and certain other amounts. The obligations of each Guarantor under its guarantee are contractually subordinated in right of payment to all present and future Guarantor Senior Indebtedness and structurally subordinated in right of payment to all indebtedness and obligations of its respective subsidiaries (other than subsidiaries that are Bermuda Holdco or other Guarantors). The obligations of each Guarantor under its guarantee rank senior to all obligations of such Guarantor in respect of its own equity and in respect of equity (including preferred equity) that has been issued by Bermuda Holdco or any other Guarantor (including pursuant to any guarantee by any Guarantor of the existing equity obligations of any such other person).
“Guarantor Senior Indebtedness” for the 5.125% Perpetual Notes means, in respect of any Guarantor, all principal, interest, premium, fees and other amounts owing on, under or in respect of:
(f)all indebtedness, liabilities and obligations of such Guarantor, whether outstanding on the issue date of the 5.125% Perpetual Notes or thereafter created, incurred, assumed or guaranteed (including any such indebtedness, liabilities or obligations that are guaranteed by each Guarantor (as applicable)); and
(g)all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;

except that Guarantor Senior Indebtedness does not include the obligations of the Guarantor in respect of the 5.125% Perpetual Notes or the 5.000% Subordinated Notes, the liabilities and obligations of the Guarantor in respect of any equity (including any preferred equity) that has been issued by Bermuda Holdco, or any Guarantor, and all indebtedness, liabilities and obligations of the Guarantor that, pursuant to the terms of an instrument creating or evidencing such indebtedness, liabilities or obligations, are stated to rank pari passu with or subordinate in right of payment to its guarantee of the 5.125% Perpetual Notes.
In the event and during the continuation of any default in the payment of any Bermuda Holdco Senior Indebtedness or any Guarantor Senior Indebtedness, as applicable, that is due and payable, or in the event that any event of default with respect to any Bermuda Holdco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, shall have occurred and be continuing permitting the holders of such Bermuda Holdco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable (or the Trustees on behalf of the holders of such Bermuda Holdco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable) to declare such Bermuda Holdco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, due and payable prior to the date on which it would otherwise have become due and payable, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist and any such declaration and its consequences shall have been rescinded or annulled, then no payment may be made by the Bermuda Holdco or the applicable Guarantors on account of the principal of, premium (if any), interest or any other amounts on the 5.125% Perpetual Notes or on account of the purchase or other acquisition of the 5.125% Perpetual Notes.
In the event that any payment or distribution of any character, whether in cash, securities, or other property, shall be received by the U.S. Trustee or any holder of 5.125% Perpetual Notes in contravention of the subordination provisions set out in the Bermuda Holdco Indenture, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Bermuda Holdco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Bermuda Holdco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, remaining unpaid to the extent necessary to pay all such Bermuda Holdco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, in full. In the event of the failure of the U.S. Trustee or any holder of 5.125% Perpetual Notes to endorse or assign any such payment, distribution, or any security or property related thereto, each holder of Bermuda Holdco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, is irrevocably authorized to endorse or assign the same.
Event of Default
An event of default in respect of the 5.125% Perpetual Notes will occur only if:
(h)an event where a decree or order of a court having jurisdiction is entered in respect of the bankruptcy or insolvency of Bermuda Holdco or the Partnership under Bermuda law or any bankruptcy, insolvency or analogous laws, or ordering the winding-up or liquidation of the affairs of Bermuda Holdco or the Partnership and any such decree or order continues unstayed and in effect for a period of 60 days;
(i)an event where a resolution of shareholders or unitholders of Bermuda Holdco or the Partnership, as applicable, is passed for the winding-up or liquidation of Bermuda Holdco or the Partnership, except in the course of carrying out or pursuant to a Transaction in respect of which the conditions under “─Merger, Amalgamation, Consolidation, Sale, Lease or Conveyance” below have been duly observed and performed; or
(j)an event where Bermuda Holdco or the Partnership institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to or does not oppose the institution of bankruptcy or insolvency proceedings against it under Bermuda law or any bankruptcy, insolvency or analogous laws, or consents to or does not oppose the filing of any such petition, or if Bermuda Holdco or the Partnership makes a general assignment for the benefit of creditors, and any such proceeding, decree or order continues unstayed and in effect for a period of 60 days
(each of (a), (b) and (c), a “5.125% Perpetual Notes Event of Default”).

If a 5.125% Perpetual Notes Event of Default occurs, the principal amount of the 5.125% Perpetual Notes will automatically, and without any action by the Trustees or any holder thereof, become immediately due and payable. Other than pursuant to the redemption events discussed in “Redemption Provisions” above, Bermuda Holdco or the Partnership, as applicable, shall become obligated to pay accrued and unpaid interest at the time of the distribution of the assets of Bermuda Holdco or the Partnership, as applicable, arising from a 5.125% Perpetual Notes Event of Default.
For the avoidance of doubt, holders of Notes 5.125% Perpetual Notes have no right of acceleration in the case of a default in the payment of any amount due on the 5.125% Perpetual Notes or any default in the performance of any covenant of Bermuda Holdco or any of the Guarantors in the Bermuda Holdco Indenture, although a legal action could be brought to enforce such covenant.
Merger, Amalgamation, Consolidation, Sale, Lease or Conveyance
Pursuant to the Bermuda Holdco Indenture, neither Bermuda Holdco nor the Partnership (in each case for purposes of this paragraph, a “Predecessor”) shall enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person (in each case for purposes of this paragraph, a “Successor”) unless: (a) the Predecessor and the Successor shall have executed, prior to or contemporaneously with the consummation of such transaction, such instruments and done such things as, in the opinion of counsel, are necessary or advisable to establish that, upon the consummation of such transaction, (i) the Successor will have assumed all the covenants and obligations of the Predecessor under the Bermuda Holdco Indenture in respect of the 5.125% Perpetual Notes, and in the case of the Partnership, its subordinated guarantee of the 5.125% Perpetual Notes and (ii) the 5.125% Perpetual Notes (or the guarantee of the 5.125% Perpetual Notes, as applicable) will be valid and binding obligations of the Successor, entitling the holders thereof, as against the Successor, to all the rights of holders of 5.125% Perpetual Notes under the Bermuda Holdco Indenture; and (b) such transaction shall be on such terms and shall be carried out at such times and otherwise in such manner as shall not be prejudicial to the interests of the holders of the 5.125% Perpetual Notes or to the rights and powers of the Trustees under the Bermuda Holdco Indenture; provided, however, that such restrictions are not applicable to any transaction by or among Bermuda Holdco, the Partnership and/or any one or more of their subsidiaries.
In the event that any Successor is formed or organized outside of Canada or Bermuda, the applicable supplemental indenture in respect of such Successor shall include a provision for (i) the payment of 5.125% Perpetual Notes Additional Amounts (as defined below) in the form substantially similar to that described in “ Payment of Additional Amounts” below, with such modifications (including to the definition of “5.125% Perpetual Notes Relevant Taxing Jurisdiction”) as Bermuda Holdco, the Partnership and such Successor reasonably determine are customary and appropriate for U.S. noteholders to address then-applicable (or potentially applicable future) taxes, duties, levies, imposts, assessments or other governmental charges imposed or levied by or on behalf of the applicable governmental authority in respect of payments made by such Successor under or with respect to the 5.125% Perpetual Notes, including any exceptions thereto as Bermuda Holdco, the Partnership and such Successor shall reasonably determine would be customary and appropriate for U.S. noteholders and (ii) the right of any issuer to redeem the 5.125% Perpetual Notes at 100% of the aggregate principal amount thereof plus accrued interest thereon in the event that 5.125% Perpetual Notes Additional Amounts become payable by a Successor in respect of the 5.125% Perpetual Notes as a result of any change in law or official position regarding the application or interpretation of any law that is announced or becomes effective after the date of such supplemental indenture.
No Sinking Fund
The 5.125% Perpetual Notes are not be entitled to the benefit of any sinking fund.
Payment of Additional Amounts
All payments made by Bermuda Holdco or any Guarantor under or with respect to the 5.125% Perpetual Notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (hereinafter, “Taxes”) imposed or levied by or on behalf of the government of Canada, Bermuda or of any province, territory or jurisdiction thereof or therein or by any authority or agency therein or thereof having power to tax (a “5.125% Perpetual Notes Relevant Taxing Jurisdiction”), unless Bermuda Holdco or any Guarantor (as applicable) is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If Bermuda Holdco or any Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made by it under or with respect to the 5.125% Perpetual Notes, Bermuda Holdco or such Guarantor (as applicable) will pay such additional amounts (hereinafter “5.125% Perpetual Notes Additional Amounts”) in respect of each such payment as may be necessary so that the net amount received (including 5.125% Perpetual Notes Additional Amounts) by each holder (including, as applicable, the beneficial owners in respect of any such holder) after such withholding or deduction will not be less than the amount the holder (including, as applicable, the beneficial owners in respect of any such holder) would have received if such Taxes had not been withheld or deducted; provided that no 5.125% Perpetual Notes Additional Amounts will be payable with respect to: (a) any payment to a holder or beneficial owner who is liable for such Taxes in respect of such 5.125% Perpetual Note (i) by reason of such holder or beneficial owner, or any other person entitled to payments on the 5.125% Perpetual Note, being a person with whom Bermuda Holdco or Guarantor does not deal at arm’s length (within the meaning of the Income Tax Act (Canada) (the “Tax Act”)) or (ii) by reason of the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and the 5.125% Perpetual Notes Relevant Taxing Jurisdiction other than the mere ownership, or receiving payments under or enforcing any rights in respect of such 5.125% Perpetual Note; (b) any Tax that is levied or collected other than by withholding from payments on or in respect of the 5.125% Perpetual Notes; (c) any 5.125% Perpetual Note presented for payment (where presentation is required) more than 30 days after the later of (i) the date on which such payment first becomes due or (ii) if the full amount of the monies payable has not been paid to the holders of the 5.125% Perpetual Notes on or prior to such date, the date on which the full amount of such monies has been paid to the holders of the 5.125% Perpetual Notes, except to the extent that the holder or beneficial owner of the 5.125% Perpetual Notes would have been entitled to such 5.125% Perpetual Notes Additional Amounts on presentation of the same for payment on the last day of such period of 30 days; (d) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar Tax; (e) any Tax imposed as a result of the failure of a holder or beneficial owner to comply with certification, identification, declaration, filing or similar reporting requirements concerning the nationality, residence, identity or connection with the 5.125% Perpetual Notes Relevant Taxing Jurisdiction of such holder or beneficial owner, if such compliance is required by statute or by regulation, as a precondition to reduction of, or exemption, from such Tax; (f) any (i) withholding or deduction imposed pursuant to Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, or (ii) tax or penalty arising from the holder’s or beneficial owner’s failure to properly comply with the holder’s or beneficial owner’s obligations imposed under the Canada-United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada) or any treaty, law or regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, including, for greater certainty, Part XVIII and Part XIX of the Tax Act; or (g) any combination of the foregoing clauses (a) to (f).
Bermuda Holdco or any Guarantor (as applicable) will also (1) make such withholding or deduction and (2) remit the full amount deducted or withheld by it to the relevant authority in accordance with applicable law. Bermuda Holdco or any Guarantor (as applicable) will furnish to the holders of the 5.125% Perpetual Notes, within 30 days after the date the payment of any Taxes by it is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by it. Bermuda Holdco and the Guarantors will indemnify and hold harmless each holder (including, as applicable, the beneficial owners in respect of any such holder) and, upon written request, will reimburse each such holder (including, as applicable, the beneficial owners in respect of any such holder) for the amount of (i) any Taxes (other than any Taxes for which 5.125% Perpetual Notes Additional Amounts would not be payable pursuant to clauses (a) through (g) above) levied or imposed and paid by such holder (including, as applicable, the beneficial owners in respect of any such holder) as a result of payments made under or with respect to the 5.125% Perpetual Notes which have not been withheld or deducted and remitted by Bermuda Holdco or any Guarantor (as applicable) in accordance with applicable law, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any Taxes (other than any Taxes for which 5.125% Perpetual Notes Additional Amounts would not be payable pursuant to clauses (a) through (g) above) imposed with respect to any reimbursement under clause (i) or (ii) above, but excluding any such Taxes on such holder’s (including, as applicable, the beneficial owners in respect of any such holder’s) net income.
Whenever in the Bermuda Holdco Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption amount, purchase price, interest or any other amount payable under or with respect to any 5.125% Perpetual Note, such mention shall be deemed to include mention of the payment of 5.125% Perpetual Notes Additional Amounts to the extent that, in such context, 5.125% Perpetual Notes Additional Amounts are, were or would be payable in respect thereof.
Defeasance
The Notes are not subject to the defeasance provisions under the Bermuda Holdco Indenture.
The Trustees and the Paying Agent
Computershare Trust Company, N.A. is the U.S. Trustee under the Bermuda Holdco Indenture. Bermuda Holdco appointed Computershare Trust Company of Canada under the Bermuda Holdco Indenture in order to comply with the Business Corporations Act (Alberta) (the “ABCA”).
The U.S. Trustee serves as the Paying Agent for the 5.125% Perpetual Notes. The “Place of Payment” for the 5.125% Perpetual Notes will be at the address of the U.S. Trustee, currently located at 6200 S. Quebec St., Greenwood Village, Colorado 80111.
Governing Law
The 5.125% Perpetual Notes, the 5.125% Perpetual Notes’ Guarantees and the Bermuda Holdco Indenture are governed by the laws of the state of New York.
C.7.250% SUBORDINATED NOTES
Alberta Finco issued $158,000,000 aggregate principal amount of 7.250% Subordinated Notes (the “7.250% Subordinated Notes”) due 2084 under the Alberta Finco Base Indenture, among Alberta Finco, as the issuer, Guarantor Group B, and the Trustees, as supplemented by the second supplemental indenture, dated as of May 31, 2024 (the “Alberta Finco Second Supplemental Indenture” and, together with the Alberta Finco Base Indenture, the “Alberta Finco Indenture”), among Alberta Finco, as the issuer, Guarantor Group B and the Trustees. The Alberta Finco Indenture and the U.S. Trustee are subject to the U.S. Trust Indenture Act of 1939, as amended. The U.S. Trustee acts as paying agent for the 7.250% Subordinated Notes.
For purposes of this “C. 7.250% Subordinated Notes”, the term “Guarantor” refers to the Group B Guarantors.
The 7.250% Subordinated Notes will be unsecured subordinated obligations of Alberta Finco and will initially be limited to $158,000,000 aggregate principal amount, all of which will be issued under the Alberta Finco Indenture. The 7.250% Subordinated Notes will be fully and unconditionally guaranteed, on a subordinated basis, by the Partnership, and will also be guaranteed, on a subordinated basis, by each of the other Guarantors (such guarantees, collectively, the “7.250% Subordinated Notes’ Guarantees”).
The 7.250% Subordinated Notes will mature on May 31, 2084 (the “Maturity Date”). The 7.250% Subordinated Notes bear interest at the rate of 7.250% per annum from May 31, 2024 (the “7.250% Subordinated Notes Issue Date”), or from the most recent interest payment date to which interest has been paid or provided for, payable quarterly in arrears in equal installments (except for the long first coupon) on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2024 (each such quarterly date, a “7.250%

Subordinated Notes Interest Payment Date”), subject to Alberta Finco’s deferral right as described below in “Deferral Right”. Subject to Alberta Finco’s deferral right as described below in “Deferral Right,” the amount of interest payable on each 7.250% Subordinated Notes Interest Payment Date will be in the amount of $0.453125 per $25 principal amount of 7.250% Subordinated Notes (with the exception that the long first interest payment will be in the amount of $0.604167).
Interest for each interest period from the 7.250% Subordinated Notes Issue Date will be calculated on the basis of a 360-day year consisting of twelve 30-day months. For the purposes of disclosure under the Interest Act (Canada), and without affecting the interest payable on the 7.250% Subordinated Notes, whenever the interest rate on the 7.250% Subordinated Notes is to be calculated on the basis of a period of less than a calendar year, the yearly interest rate equivalent for such interest rate will be the interest rate multiplied by the actual number of days in the relevant calendar year and divided by 360.
Interest payments will be made to the persons or entities in whose names the 7.250% Subordinated Notes are registered at the close of business on March 16, June 15, September 15 and December 16 (in each case, whether or not a business day), as the case may be, immediately preceding the relevant 7.250% Subordinated Notes Interest Payment Date. If a 7.250% Subordinated Notes Interest Payment Date, Maturity Date or a redemption date in respect of the 7.250% Subordinated Notes falls on a day that is not a business day, the payment of interest or principal, as applicable will be postponed to the next business day, and no further interest will accrue in respect of such postponement.
Further Issuance
Under the Alberta Finco Indenture, Alberta Finco may, without the consent of the holders of the 7.250% Subordinated Notes, “reopen” the series of Securities of which the 7.250% Subordinated Notes are a part and issue additional notes of such series from time to time in the future. The 7.250% Subordinated Notes issued under the Alberta Finco Indenture and any additional notes of such series that Alberta Finco may issue in the future will constitute a single series of Securities under the Alberta Finco Indenture; provided that if such additional notes are not fungible with the original 7.250% Subordinated Notes issued pursuant to the Alberta Finco Indenture for U.S. federal income tax purposes, then such additional notes will be issued with a separate CUSIP or ISIN number so that they are distinguishable from the original 7.250% Subordinated Notes. This means that, in circumstances in which the Alberta Finco Indenture provides for the holders of Securities of any series to vote or take any other action as a single class, the 7.250% Subordinated and any additional notes of such series of notes that Alberta Finco may issue by reopening such series will vote or take that action as a single class.
Specified Denominations
The 7.250% Subordinated Notes are issued only in minimum denominations of $25 and integral multiples of $25 in excess thereof.
Deferral Right
So long as no 7.250% Subordinated Notes Event of Default (as defined below) has occurred and is continuing, Alberta Finco may elect, at its sole option, at any date other than a 7.250% Subordinated Notes Interest Payment Date, to defer the interest payable on the 7.250% Subordinated Notes on one or more occasions for up to five consecutive years (a “7.250% Subordinated Notes Deferral Period”). There is no limit on the number of 7.250% Subordinated Notes Deferral Periods that may occur. Any such deferral does not constitute a 7.250% Subordinated Notes Event of Default or any other breach under the Alberta Finco Indenture and the 7.250% Subordinated Notes. Deferred interest accrues until paid. A 7.250% Subordinated Notes Deferral Period terminates on any 7.250% Subordinated Notes Interest Payment Date on which Alberta Finco pays all accrued and unpaid interest on such date. No 7.250% Subordinated Notes Deferral Period may extend beyond the Maturity Date.

Alberta Finco will give the holders of the 7.250% Subordinated Notes written notice of its election to commence or continue a 7.250% Subordinated Notes Deferral Period at least 10 and not more than 60 days before the next 7.250% Subordinated Notes Interest Payment Date.
Distribution Stopper Undertaking
Unless Alberta Finco has paid all interest that has been deferred or is then payable on the 7.250% Subordinated Notes, neither Alberta Finco nor the Partnership will:
(a)declare any distributions or dividends on the Distribution Restricted Securities or pay any interest on any Parity Indebtedness (other than dividends or distributions in the form of stock or units, respectively, on the Distribution Restricted Securities);
(b)redeem, purchase or otherwise retire any Distribution Restricted Securities or Parity Indebtedness (except (i) with respect to Distribution Restricted Securities or Parity Indebtedness, out of the net cash proceeds of a substantially concurrent issue of Distribution Restricted Securities or Parity Indebtedness, respectively or (ii) pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of Distribution Restricted Securities); or
(c)make any payment to holders of any of the Distribution Restricted Securities or any Parity Indebtedness in respect of distributions or dividends not declared or paid on such Distribution Restricted Securities or interest not paid on such Parity Indebtedness, respectively (the “7.250% Subordinated Notes Distribution Stopper Undertaking”).
provided that the foregoing clauses (a) and (c) shall not apply in respect of any pro rata dividend or distribution or any other payment on any Parity Indebtedness which is made with a pro rata payment of any accrued and unpaid interest with respect to the 7.250% Subordinated Notes.
“Distribution Restricted Securities” for the 7.250% Subordinated Notes means the partnership units of the Partnership and all equity issued by Alberta Finco.
“Parity Indebtedness” for the 7.250% Subordinated Notes means the 5.000% Subordinated Notes, Alberta Finco and BIP’s guarantee obligations in respect of the 5.125% Perpetual Subordinated Notes and any other class or series of the Partnership’s indebtedness outstanding as of May 31, 2024 or thereafter created which ranks on a parity with the Partnership’s guarantee of the 7.250% Subordinated Notes (prior to any Automatic Exchange (as defined below)) as to distributions upon liquidation, dissolution or winding-up.
Automatic Exchange
The 7.250% Subordinated Notes, including accrued and unpaid interest thereon, will be exchanged automatically (the “Automatic Exchange”), without the consent of the holders thereof, into the Partnership’s class A preferred limited partnership units, series 16 (the “Exchange Preferred Units”) upon the occurrence of any one of the following: (a) the making by Alberta Finco of a general assignment for the benefit of its creditors or a proposal (or the filing of a notice of its intention to do so) under the Bankruptcy and Insolvency Act (Canada); (b) any proceeding instituted by Alberta Finco and/or the Partnership seeking to adjudicate them as bankrupt (including any voluntary assignment in bankruptcy) or insolvent or, where Alberta Finco and/or the Partnership are insolvent, seeking liquidation, winding up, dissolution, reorganization, arrangement, compromise, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy or insolvency in Canada or Bermuda (as applicable), or seeking the entry of an order for the appointment of a receiver, interim receiver, trustee or other similar official for Alberta Finco and/or the Partnership or in respect of all or any substantial part of their property and assets in circumstances where Alberta Finco and/or the Partnership are adjudged as bankrupt (including any voluntary assignment in bankruptcy) or insolvent; (c) a receiver, interim receiver, trustee or other similar official is appointed over Alberta Finco and/or the Partnership or for all or substantially all of their property and assets by a court of competent jurisdiction in circumstances where Alberta Finco and/or the Partnership are adjudged as bankrupt (including any voluntary assignment in bankruptcy) or insolvent under any law relating to bankruptcy or insolvency in Canada; or (d) any proceeding is instituted against Alberta Finco and/or the Partnership seeking to adjudicate them as bankrupt (including any voluntary assignment in bankruptcy) or insolvent, or where Alberta Finco and/or the Partnership are insolvent, seeking liquidation, winding up, dissolution, reorganization, arrangement, compromise, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy or insolvency in Canada or Bermuda (as applicable), or seeking the entry of an order for the appointment of a receiver, interim receiver, trustee or other similar official for Alberta Finco and/or the Partnership or in respect of all or a substantial part of their property and assets in circumstances where Alberta Finco and/or the Partnership are adjudged as bankrupt or insolvent under any law relating to bankruptcy or insolvency in Canada or Bermuda (as applicable), and in any such case, such proceeding has not been stayed or dismissed within 60 days of the institution of any such proceeding or the actions sought in such proceedings occur (including the entry of an order for relief against Alberta Finco and/or the Partnership or the appointment of a receiver, interim receiver, trustee, or other similar official for them or for all or substantially all of their property and assets) (each, an “Automatic Exchange Event”).
Holders of the Exchange Preferred Units will be entitled to receive cumulative preferential cash distributions, if, as and when declared by the Board of Directors of Brookfield Infrastructure Partners Limited, the Partnership’s general partner (the “Board of Directors”), subject to applicable law, at the same rate as would have accrued on the 7.250% Subordinated Notes (had the 7.250% Subordinated Notes remained outstanding), payable on each quarterly distribution payment date, subject to any applicable withholding tax.
The Automatic Exchange shall occur upon an Automatic Exchange Event (the “Exchange Time”). As of the Exchange Time, noteholders will have the right to receive one Exchange Preferred Unit for each $25 principal amount of 7.250% Subordinated Notes held together with the number of Exchange Preferred Units (including fractional units, if applicable) calculated by dividing the amount of accrued and unpaid interest, if any, on the 7.250% Subordinated Notes, by $25. Such right will be automatically exercised, and the 7.250% Subordinated Notes shall be automatically exchanged, without the consent of the holders of the 7.250% Subordinated Notes, into the newly issued series of fully paid Exchange Preferred Units. At such time, all outstanding 7.250% Subordinated Notes shall be deemed to be immediately and automatically surrendered without need for further action by noteholders, who shall thereupon automatically cease to be holders of 7.250% Subordinated Notes and all rights of each such holder as a debtholder of Alberta Finco and as a beneficiary of the subordinated guarantees by the Guarantors shall automatically cease.
Upon an Automatic Exchange of the 7.250% Subordinated Notes, the Partnership reserves the right not to issue some or all of the Exchange Preferred Units to Ineligible Persons. In such circumstances, the Partnership will hold all Exchange Preferred Units that would otherwise be delivered to Ineligible Persons as agent for such Ineligible Persons, and will attempt to facilitate the sale of such units through a registered broker or dealer retained by the Partnership for the purpose of effecting the sale (to parties other than the Partnership, its affiliates or other Ineligible Persons) on behalf of such Ineligible Persons of such Exchange Preferred Units. Such sales, if any, may be made at any time and any price. The Partnership will not be subject to any liability for failing to sell Exchange Preferred Units on behalf of any such Ineligible Persons or at any particular price on any particular day. The net proceeds received by the Partnership from the sale of any such Exchange Preferred Units will be divided among the Ineligible Persons in proportion to the number of Exchange Preferred Units that would otherwise have been delivered to them, after deducting the costs of sale and any applicable Taxes or withholding on account of Taxes, if any. The Partnership will make payment of the aggregate net proceeds to The Depository Trust Company (the “Clearing Agency”) (if the 7.250% Subordinated Notes are then held in the book-entry only system) or to the registrar and transfer agent for the 7.250% Subordinated Notes (in all other cases) for distribution to such Ineligible Persons in accordance with the applicable procedures of the Clearing Agency or otherwise.
“Ineligible Person” means any person whose address is in, or whom the Partnership or its transfer agent has reason to believe is a resident of, any jurisdiction outside of the United States to the extent that: (a) the issuance or delivery by the Partnership to such person, upon an Automatic Exchange of Exchange Preferred Units, would require the Partnership to take any action to comply with securities or analogous laws of such jurisdiction; or (b) withholding tax would be applicable in connection with the delivery to such person of Exchange Preferred Units upon an Automatic Exchange.

As a precondition to the delivery of any certificate or other evidence of issuance representing any Exchange Preferred Units or related rights following an Automatic Exchange, the Partnership may require a holder of 7.250% Subordinated Notes (and persons holding 7.250% Subordinated Notes represented by such holder of 7.250% Subordinated Notes) to deliver a declaration, in form and substance satisfactory to the Partnership, confirming compliance with any applicable regulatory requirements to establish that such holder of 7.250% Subordinated Notes is not, and does not represent, an Ineligible Person.
Optional Redemption
On or after May 31, 2029, Alberta Finco may, at its option, on giving not more than 60 nor less than 10 days’ notice to the holders of the 7.250% Subordinated Notes (which notice may, at Alberta Finco’s discretion, be subject to satisfaction of one or more conditions precedent, which will be set forth in the notice of redemption , in which case the redemption date may be delayed until such time as any or all such conditions precedent shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions precedent shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time if in the good faith judgement of Alberta Finco any or all of such conditions will not be satisfied or waived), redeem the 7.250% Subordinated Notes, in whole at any time or in part from time to time. The redemption price is 100% of the principal amount of the 7.250% Subordinated Notes being redeemed, together with accrued and unpaid interest to, but excluding, the date fixed for redemption. Notice of redemption shall be irrevocable, subject to the satisfaction of any conditions precedent, and on the redemption date, the 7.250% Subordinated Notes subject to redemption shall become due and payable at the redemption price, and from and after such date (unless Alberta Finco shall default in the payment of the redemption price and accrued interest) such 7.250% Subordinated Notes shall cease to bear interest. 7.250% Subordinated Notes that are redeemed shall be cancelled and shall not be reissued.
Redemption on Tax Event
At any time, after the occurrence of a 7.250% Subordinated Notes Tax Event, subject to applicable laws, Alberta Finco may, at its option, on giving not more than 60 nor less than 10 days’ notice to the holders of the 7.250% Subordinated Notes (which notice may, at Alberta Finco’s discretion, be subject to satisfaction of one or more conditions precedent, which will be set forth in the notice of redemption , in which case the redemption date may be delayed until such time as any or all such conditions precedent shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions precedent shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time if in the good faith judgement of Alberta Finco any or all of such conditions will not be satisfied or waived), redeem the 7.250% Subordinated Notes (in whole but not in part) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the relevant redemption date.
A “7.250% Subordinated Notes Tax Event” means Alberta Finco or any Guarantor (as applicable) has received an opinion of counsel of nationally recognized standing experienced in such matters to the effect that, as a result of (a) any amendment or change to the laws (or any regulations or rulings thereunder) of any 7.250% Subordinated Notes Relevant Taxing Jurisdiction (as defined below) or any applicable tax treaty or (b) any change in the application, administration or interpretation of such laws, regulations, rulings or treaties (including any judicial decision rendered by a court of competent jurisdiction with respect to such laws, regulations, rulings or treaties), in each case of (a) and (b), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, which amendment or change is effective on or after the issue date of the 7.250% Subordinated Notes (or if the 7.250% Subordinated Notes Relevant Taxing Jurisdiction has changed since the issue date of the 7.250% Subordinated Notes, the date on which the applicable jurisdiction became a 7.250% Subordinated Notes Relevant Taxing Jurisdiction) (including, for the avoidance of doubt, any such amendment or change made on or after the issue date of the 7.250% Subordinated Notes (or the date on which the applicable jurisdiction became a 7.250% Subordinated Notes Relevant Taxing Jurisdiction, as applicable) that has retroactive effect to a date prior to the issue date of the 7.250% Subordinated Notes (or the date on which the applicable jurisdiction became a 7.250% Subordinated Notes Relevant Taxing Jurisdiction, as applicable)), either: (i) Alberta

Finco or any Guarantor (as applicable) is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid-up capital with respect to the 7.250% Subordinated Notes, as or as would be reflected in any tax return or form filed, to be filed, or that otherwise could have been filed, will not be respected by a taxing authority (excluding as a result of any limitation on the deductibility of interest on the 7.250% Subordinated Notes as a result of any EBITDA, tax EBITDA, or other similar earnings or income-based limit on interest deductibility) or (ii) Alberta Finco or any Guarantor (as applicable) has been or will be on the next 7.250% Subordinated Notes Interest Payment Date obligated to pay 7.250% Subordinated Notes Additional Amounts (as defined below) and neither Alberta Finco nor Guarantor (as applicable) can avoid such obligation by taking commercially reasonable measures to avoid it.
Redemption on Rating Event
At any time following the occurrence of a 7.250% Subordinated Notes Rating Event, Alberta Finco may, at its option, on giving not more than 60 nor less than 10 days’ notice to the holders of the 7.250% Subordinated Notes (which notice may, at Alberta Finco’s discretion, be subject to satisfaction of one or more conditions precedent, which will be set forth in the notice of redemption , in which case the redemption date may be delayed until such time as any or all such conditions precedent shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions precedent shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time if in the good faith judgement of Alberta Finco any or all of such conditions will not be satisfied or waived), redeem the 7.250% Subordinated Notes (in whole but not in part) at a redemption price equal to 102% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.
A “7.250% Subordinated Notes Rating Event” shall be deemed to occur if any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that publishes a rating for the 7.250% Subordinated Notes (each a “Rating Agency”) following the initial rating of the 7.250% Subordinated Notes by such Rating Agency, amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the 7.250% Subordinated Notes, which amendment, clarification or change results in (a) the shortening of the length of time the 7.250% Subordinated Notes are assigned a particular level of equity credit by that Rating Agency as compared to the length of time the 7.250% Subordinated Notes would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial rating of the 7.250% Subordinated Notes by such Rating Agency, or (b) the lowering of the equity credit (including up to a lesser amount) assigned to the 7.250% Subordinated Notes by that Rating Agency compared to the equity credit assigned by that Rating Agency or its predecessor on the initial rating of the 7.250% Subordinated Notes by such Rating Agency.
Rank and Subordination
The 7.250% Subordinated Notes are direct unsecured subordinated obligations of Alberta Finco. The obligations of Alberta Finco under the 7.250% Subordinated Notes rank senior to all obligations of Alberta Finco in respect of its own equity and in respect of equity (including preferred equity) that has been issued by any Guarantor (including pursuant to any guarantee by Alberta Finco of the existing equity obligations of any such other person) but are contractually subordinated in right of payment to all present and future Alberta Finco Senior Indebtedness, rank pari passu with the 5.000% Subordinated Notes and Alberta Finco and BIP’s guarantee obligations in respect of the 5.125% Perpetual Subordinated Notes and are structurally subordinate to all indebtedness and obligations of Alberta Finco’s subsidiaries.
“Alberta Finco Senior Indebtedness” means all principal, interest, premium, fees and other amounts owing on, under or in respect of:
(d)all indebtedness, liabilities and obligations of Alberta Finco, whether outstanding on May 31, 2024 or thereafter created, incurred, assumed or guaranteed; and

(e)all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;
except that Alberta Finco Senior Indebtedness does not include (i) the obligations of Alberta Finco in respect of the 7.250% Subordinated Notes, the 5.000% Subordinated Notes and Alberta Finco and BIP’s guarantee obligations in respect of the 5.125% Perpetual Subordinated Notes; (ii) all liabilities and obligations of Alberta Finco in respect of any equity (including any preferred equity) that has been issued by Alberta Finco, or any Guarantor; and (iii) all indebtedness, liabilities and obligations of Alberta Finco that, pursuant to the terms of the instrument creating or evidencing such indebtedness, liabilities or obligations, are stated to rank pari passu with or subordinate in right of payment to the 7.250% Subordinated Notes.
The 7.250% Subordinated Notes and the obligations of Alberta Finco under the Alberta Finco Indenture are fully and unconditionally guaranteed by each Guarantor on a subordinated and joint and several basis, as to payment of principal, premium (if any), interest and certain other amounts. The obligations of each Guarantor under its guarantee are contractually subordinated in right of payment to all present and future Guarantor Senior Indebtedness and structurally subordinated in right of payment to all indebtedness and obligations of its respective subsidiaries (other than subsidiaries that are Alberta Finco or other Guarantors). The obligations of each Guarantor under its guarantee ranks senior to all obligations of such Guarantor in respect of its own equity and in respect of equity (including preferred equity) that has been issued by Alberta Finco or any other Guarantor (including pursuant to any guarantee by such Guarantor of the existing equity obligations of any such person).
“Guarantor Senior Indebtedness” for 7.250% Subordinated Notes means, in respect of any Guarantor, all principal, interest, premium, fees and other amounts owing on, under or in respect of:
(a)all indebtedness, liabilities and obligations of such Guarantor, whether outstanding on May 31, 2024 or thereafter created, incurred, assumed or guaranteed (including any such indebtedness, liabilities or obligations that are guaranteed by each Guarantor (as applicable)); and
(b)all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations;
except that Guarantor Senior Indebtedness does not include (i) the obligations of the Guarantor in respect of its guarantee of the 7.250% Subordinated Notes, the 5.000% Subordinated Notes and Alberta Finco and BIP’s guarantee obligations in respect of the 5.125% Perpetual Subordinated Notes; (ii) the liabilities and obligations of the Guarantor in respect of any equity (including any preferred equity) that has been issued by Alberta Finco or any Guarantor; and (iii) all indebtedness, liabilities and obligations of the Guarantor that, pursuant to the terms of an instrument creating or evidencing such indebtedness, liabilities or obligations, are stated to rank pari passu with or subordinate in right of payment to its guarantee of the 7.250% Subordinated Notes.
In the event and during the continuation of any default in the payment of any Alberta Finco Senior Indebtedness or any Guarantor Senior Indebtedness, as applicable, that is due and payable, or in the event that any event of default with respect to any Alberta Finco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, shall have occurred and be continuing permitting the holders of such Alberta Finco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable (or the Trustees on behalf of the holders of such Alberta Finco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable) to declare such Alberta Finco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, due and payable prior to the date on which it would otherwise have become due and payable, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist and any such declaration and its consequences shall have been rescinded or annulled, then no payment may be made by Alberta Finco or the applicable Guarantors on account of the principal of, premium (if any), interest or any other amounts on the 7.250% Subordinated Notes or on account of the purchase or other acquisition of the 7.250% Subordinated Notes.
In the event that any payment or distribution of any character, whether in cash, securities, or other property, shall be received by the U.S. Trustee or any holder of 7.250% Subordinated Notes in contravention of the subordination provisions set out in the Alberta Finco Indenture, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of Alberta Finco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Alberta Finco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, remaining unpaid to the extent necessary to pay all such Alberta Finco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, in full. In the event of the failure of the U.S. Trustee or any holder of 7.250% Subordinated Notes to endorse or assign any such payment, distribution, or any security or property related thereto, each holder of Alberta Finco Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, will be irrevocably authorized to endorse or assign the same.
Events of Default
An event of default in respect of the 7.250% Subordinated Notes will occur only if Alberta Finco defaults (a) on the payment of principal or premium or 7.250% Subordinated Notes Additional Amounts, if any, when due and payable, or (b) on the payment of interest (including 7.250% Subordinated Notes Additional Amounts) when due and payable and such default continues for 30 days (subject to Alberta Finco’s right, at its sole option, to defer interest payments, as described under “─Deferral Right”) (each, a “7.250% Subordinated Notes Event of Default”). There is no right of acceleration in the case of a default in the performance of any other covenant of Alberta Finco or any Guarantor in the Alberta Finco Indenture, although a legal action could be brought to enforce such covenant. For the avoidance of doubt, the events of default stated in this section shall be the only events of default applicable to the 7.250% Subordinated Notes.
If a 7.250% Subordinated Notes Event of Default has occurred and is continuing, and the 7.250% Subordinated Notes have not already been automatically exchanged into Exchange Preferred Units, then Alberta Finco shall be deemed to be in default under the Alberta Finco Indenture and the 7.250% Subordinated Notes and the Trustees may, in their discretion and shall upon the request of holders of not less than 25% of the principal amount of 7.250% Subordinated Notes then outstanding, demand payment of the principal amount of the 7.250% Subordinated Notes, which shall immediately become due and payable in cash. Pursuant to the Alberta Finco Indenture, Alberta Finco and the Guarantors have covenanted that in case of such 7.250% Subordinated Notes Event of Default, the U.S. Trustee may demand payment of the whole amount then due and payable on the 7.250% Subordinated Notes for principal and any premium and interest, and may institute legal proceedings for the collection of such aggregate amount in the event Alberta Finco and any Guarantor fails to make payment thereof upon such demand.
Additional Covenants
In addition to the 7.250% Subordinated Notes Distribution Stopper Undertaking, the Partnership covenants for the benefit of the holders of the 7.250% Subordinated Notes that it will not create or issue any preferred limited partnership units in the Partnership which, in the event of insolvency, liquidation, dissolution or winding-up of the Partnership, would rank in right of payment in priority to the Exchange Preferred Units.
Merger, Amalgamation, Consolidation, Sale, Lease or Conveyance
Pursuant to the Alberta Finco Indenture, neither Alberta Finco nor the Partnership (in each case for purposes of this paragraph, a “Predecessor”) shall enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person (in each case for purposes of this paragraph, a “Successor”) unless: (a) the Predecessor and the Successor shall have executed, prior to or contemporaneously with the consummation of such transaction, such instruments and done such things as, in the opinion of counsel, are necessary or advisable to establish that, upon the consummation of such transaction, (i) the Successor will have assumed all the covenants and obligations of the Predecessor under the Alberta Finco Indenture in respect of the 7.250% Subordinated Notes, and in the case of the Partnership, its subordinated guarantee of the 7.250% Subordinated Notes and (ii) the 7.250% Subordinated Notes (or the guarantee of the 7.250% Subordinated Notes, as applicable) will be valid and binding obligations of the Successor, entitling the holders thereof, as against the Successor, to all the rights of holders of 7.250% Subordinated Notes under the Alberta Finco Indenture; and (b)

such transaction shall be on such terms and shall be carried out at such times and otherwise in such manner as shall not be prejudicial to the interests of the holders of the 7.250% Subordinated Notes or to the rights and powers of the Trustees under the Alberta Finco Indenture; provided, however, that such restrictions are not applicable to any transaction by or among Alberta Finco, the Partnership and/or any one or more of their subsidiaries.
In the event that any Successor is formed or organized outside of the United States, Canada or Bermuda, the applicable supplemental indenture in respect of such Successor shall include a provision for (a) the payment of 7.250% Subordinated Notes Additional Amounts (as defined below) in the form substantially similar to that described in “- Payment of Additional Amounts” below, with such modifications (including to the definition of “7.250% Subordinated Notes Relevant Taxing Jurisdiction”) as Alberta Finco, the Partnership and such Successor reasonably determine are customary and appropriate for U.S. noteholders to address then-applicable (or potentially applicable future) taxes, duties, levies, imposts, assessments or other governmental charges imposed or levied by or on behalf of the applicable governmental authority in respect of payments made by such Successor under or with respect to the 7.250% Subordinated Notes, including any exceptions thereto as Alberta Finco, the Partnership and such Successor shall reasonably determine would be customary and appropriate for U.S. noteholders and (b) the right of any issuer to redeem the 7.250% Subordinated Notes at 100% of the aggregate principal amount thereof plus accrued interest thereon in the event that 7.250% Subordinated Notes Additional Amounts become payable by a Successor in respect of the 7.250% Subordinated Notes as a result of any change in law or official position regarding the application or interpretation of any law that is announced or becomes effective after the date of such supplemental indenture.
Payment of Additional Amounts
All payments made by Alberta Finco or any Guarantor under or with respect to the 7.250% Subordinated Notes are made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (hereinafter, “Taxes”) imposed or levied by or on behalf of the government of Canada, Bermuda or of any province, territory, or jurisdiction thereof or therein or by any authority or agency therein or thereof having power to tax (a “7.250% Subordinated Notes Relevant Taxing Jurisdiction”), unless Alberta Finco or any Guarantor (as applicable) is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If Alberta Finco or any Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made by it under or with respect to the 7.250% Subordinated Notes, Alberta Finco or such Guarantor (as applicable) will pay such additional amounts (hereinafter “Additional Amounts”) in respect of each such payment (excluding one payment of quarterly interest, other than deferred interest, in connection with a redemption of the 7.250% Subordinated Notes in accordance with the provisions described above under “─Redemption on Tax Event”) as may be necessary so that the net amount received (including 7.250% Subordinated Notes Additional Amounts) by each holder (including, as applicable, the beneficial owners in respect of any such holder) after such withholding or deduction will not be less than the amount the holder (including, as applicable, the beneficial owners in respect of any such holder) would have received if such Taxes had not been withheld or deducted; provided that no 7.250% Subordinated Notes Additional Amounts will be payable with respect to: (a) any payment to a holder or beneficial owner who is liable for such Taxes in respect of such 7.250% Subordinated Note (i) by reason of such holder or beneficial owner, or any other person entitled to payments on the 7.250% Subordinated Note, being a person with whom Alberta Finco or Guarantor does not deal at arm’s length (within the meaning of the Tax Act), (ii) by reason of the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction other than the mere ownership, or receiving payments under or enforcing any rights in respect of such 7.250% Subordinated Note, (iii) by reason of such holder or beneficial owner being a “specified shareholder” of Alberta Finco or not dealing at arm’s length with a “specified shareholder” of Alberta Finco as defined in subsection 18(5) of the Tax Act or (iv) by reason of such holder or beneficial owner being a “specified entity” in respect of Alberta Finco or any Guarantor as defined in proposals to amend the Tax Act with respect to “hybrid mismatch arrangements” contained in Bill C-59 tabled in Parliament on November 30, 2023; (b) any Tax that is levied or collected other than by withholding from payments on or in respect of the 7.250% Subordinated Notes; (c) any note presented for payment (where presentation is required) more than 30 days after the later of (i) the date on which such payment first becomes due or

(ii) if the full amount of the monies payable has not been paid to the holders of the 7.250% Subordinated Notes on or prior to such date, the date on which the full amount of such monies has been paid to the holders of the 7.250% Subordinated Notes, except to the extent that the holder or beneficial holder of the 7.250% Subordinated Notes would have been entitled to such 7.250% Subordinated Notes Additional Amounts on presentation of the same for payment on the last day of such period of 30 days; (d) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar Tax; (e) any Tax imposed to the extent resulting from the failure of a holder or beneficial owner to comply with certification, identification, declaration, filing or similar reporting requirements concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of such holder or beneficial owner, if such compliance is required by statute or by regulation, as a precondition to reduction of, or exemption, from such Tax; (f) any (i) withholding or deduction imposed pursuant to Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, or (ii) tax or penalty arising from the holder’s or beneficial owner’s failure to properly comply with the holder’s or beneficial owner’s obligations imposed under the Canada-United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada) or any treaty, law or regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, including, for greater certainty, Part XVIII and Part XIX of the Tax Act; or (g) any combination of the foregoing clauses (a) to (f).
Alberta Finco or any Guarantor (as applicable) will also (1) make such withholding or deduction and (2) remit the full amount deducted or withheld by it to the relevant authority in accordance with applicable law. Alberta Finco or any Guarantor (as applicable) will furnish to the holders of the 7.250% Subordinated Notes, within 30 days after the date the payment of any Taxes by it is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by it. Alberta Finco and the Guarantors will indemnify and hold harmless each holder (including, as applicable, the beneficial owners in respect of any such holder) and, upon written request, will reimburse each such holder (including, as applicable, the beneficial owners in respect of any such holder) for the amount of (i) any Taxes (other than any Taxes for which 7.250% Subordinated Notes Additional Amounts would not be payable pursuant to clauses (a) through (g) above) levied or imposed and paid by such holder (including, as applicable, the beneficial owners in respect of any such holder) as a result of payments made under or with respect to the 7.250% Subordinated Notes which have not been withheld or deducted and remitted by Alberta Finco or any Guarantor (as applicable) in accordance with applicable law, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any Taxes (other than any Taxes for which 7.250% Subordinated Notes Additional Amounts would not be payable pursuant to clauses (a) through (g) above) imposed with respect to any reimbursement under clause (i) or (ii) above, but excluding any such Taxes on such holder’s (including, as applicable, the beneficial owners in respect of any such holder’s) net income.
Whenever in the Alberta Finco Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption amount, purchase price, interest or any other amount payable under or with respect to any 7.250% Subordinated Notes, such mention shall be deemed to include mention of the payment of 7.250% Subordinated Notes Additional Amounts to the extent that, in such context, 7.250% Subordinated Notes Additional Amounts are, were or would be payable in respect thereof.
The Trustees and the Paying Agent
The “Place of Payment” for the 7.250% Subordinated Notes is the address of the U.S. Trustee, currently located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.
Governing Law
The 7.250% Subordinated Notes, the 7.250% Subordinated Notes’ Guarantees and the Alberta Finco Indenture is governed by the laws of the state of New York.

D.DESCRIPTION OF THE BASE INDENTURES FOR THE 5.000% SUBORDINATED NOTES, 5.125% PERPETUAL SUBORDINATED NOTES AND THE 7.250% SUBORDINATED NOTES
The 5.000% Subordinated Notes and 7.250% Subordinated Notes have been issued by Alberta Finco under the Alberta Finco Base Indenture and the 5.125% Perpetual Notes have been issued by Bermuda Holdco the Bermuda Holdco Base Indenture, the additional terms of which are described below. For purposes of this section, “Debt Securities” means (i) the 5.000% Subordinated Notes, the 7.250% Subordinated Notes and any additional senior or subordinated debt securities that may be issued under the Alberta Finco Base Indenture and (ii) the 5.125% Perpetual Notes and any additional senior or subordinated debt securities that may be issued under the Bermuda Holdco Base Indenture.
For purposes of this “Description of the Base Indentures for the 5.000% Subordinated Notes, 5.125% Perpetual Subordinated Notes and the 7.250% Subordinated Notes”, the term “Issuer” refers to either Alberta Finco or Bermuda Holdco, as applicable to a particular series of Debt Securities and as used in the applicable Indenture, and the term “Indenture” refers to either the Alberta Finco Base Indenture, with respect to Debt Securities issued by Alberta Finco, or the Bermuda Holdco Base Indenture, with respect to Debt Securities issued by Bermuda Holdco. The Partnership fully and unconditionally guarantees the Debt Securities as a Guarantor under the Indentures, and either Guarantor Group A or Guarantor Group B, as applicable, also guarantees the Debt Securities (collectively, for purposes of this “Description of the Base Indentures for the 5.000% Subordinated Notes, 5.125% Perpetual Subordinated Notes and the 7.250% Subordinated Notes” and as used in the applicable Indenture, the “Guarantors”), unless otherwise provided for in respect of a series of Debt Securities in one or more indentures supplemental to the Indenture in respect of such series of Debt Securities. The Debt Securities may be issued under one or more indentures supplemental to the applicable Indenture as we and the Trustees may enter into in the future.
Each Indenture is subject to the U.S. Trust Indenture Act of 1939. The Alberta Finco Indenture and the Bermuda Holdco Indenture have been filed with the U.S. Securities and Exchange Commission as an exhibit to the registration statement on form F-3 filed with the Securities Exchange Commission on January 11, 2022. The Indentures will also be available on the Partnership’s SEDAR+ profile at www.sedarplus.ca. Except where otherwise specified for the sake of clarity, all references to the “Indenture” in the remainder of this “Description of the Base Indentures for the 5.000% Subordinated Notes, 5.125% Perpetual Subordinated Notes and the 7.250% Subordinated Notes” refer to either of the Indentures in respect of a particular series of Debt Securities issued by either Alberta Finco or Bermuda Holdco; references to the “Issuer” below refer to either Alberta Finco or Bermuda Holdco, as applicable; and references to the “Guarantors” below refer to the Partnership together with the applicable group of subsidiary Guarantors for Debt Securities issued by either Alberta Finco or Bermuda Holdco.
General
The Indentures do not limit the aggregate principal amount of Debt Securities (which may include debentures, notes and other evidences of indebtedness) which may be issued thereunder, and Debt Securities may be issued under the Indentures from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Unless otherwise indicated in the applicable supplemental indenture, each Indenture permits the applicable Issuer to increase the principal amount of any series of Debt Securities previously issued by it and to issue such increased principal amount.
All Debt Securities issued by Alberta Finco are fully and unconditionally guaranteed by the Partnership and may also be guaranteed by Holding LP, Bermuda Holdco, Canada Holdco, US Holdco, BI LLC and BIPC Holdings, together with any additional Guarantors, in each case subject to customary release provisions applicable to the Guarantors (other than the Partnership). All Debt Securities issued by Bermuda Holdco are fully and unconditionally guaranteed by the Partnership and may also be guaranteed by Holding LP, Alberta Finco, Canada Holdco, US Holdco, BI LLC and BIPC Holdings, together with any additional Guarantors, in each case subject to customary release provisions applicable to the Guarantors (other than the Partnership).Debt Securities may be issued bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount.

The Debt Securities are direct obligations of the Issuer and will be senior or subordinated, as applicable, indebtedness of the Issuer as described in the applicable supplemental indenture.
Each Guarantor’s guarantee of the Debt Securities are unsecured senior or subordinated, as applicable, indebtedness of each such Guarantor as described in the applicable supplemental indenture.
Unless otherwise specified in the applicable supplemental indenture, the Debt Securities and the guarantees thereof by the Guarantors will be unsecured obligations. The Debt Securities and the guarantees by the Guarantors will be effectively subordinated to any secured indebtedness of the Issuer and the Guarantors to the extent of the value of the assets securing such indebtedness. The guarantees by the Guarantors of the Debt Securities will guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Debt Securities issued by the Issuer, when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise.
Form, Denomination, Exchange and Transfer
Unless otherwise indicated in the applicable supplemental indenture, Debt Securities are issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiple thereof. Debt Securities may be presented for exchange and Registered Debt Securities may be presented for registration of transfer in the manner, at the places and, subject to the restrictions set forth in the Indenture without service charge, but upon payment of any taxes or the governmental charges due in connection therewith. The Issuer has appointed the U.S. Trustee as security registrar under the Indenture.
Payment
Unless otherwise indicated in the applicable supplemental indenture, payment of the principal of, and any premium and interest on, Registered Debt Securities (other than a Registered Global Security) will be made at the office or agency of the U.S. Trustee, in its capacity as paying agent, in New York, New York or Toronto, Ontario, except that, at the option of Bermuda Holdco, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto at such address as shall appear in the applicable security register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the applicable security register. Unless otherwise indicated in the applicable supplemental indenture, payment of any interest due on Registered Debt Securities will be made to the Persons in whose name such Registered Debt Securities are registered at the close of business on the regular record date for such interest payment.
Registered Global Securities
The Registered Debt Securities of a particular series may be issued in the form of one or more Registered Global Securities which will be registered in the name of, and deposited with, one or more depositaries or nominees, each of which will be identified in the supplemental indenture relating to such series. Unless and until exchanged, in whole or in part, for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the depositary for such Registered Global Security to a nominee of such depositary, by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
Upon the issuance of a Registered Global Security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of such persons having accounts with such depositary or its nominee (“participants”) as shall be designated by the underwriters, investment dealers or agents participating in the distribution of such Debt Securities or by the Issuer if such Debt Securities are offered and sold directly by the Issuer. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Registered Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States require certain purchasers of securities to take physical delivery thereof in definitive form. Such depositary arrangements and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.
So long as the depositary for a Registered Global Security or its nominee is the registered owner thereof, such depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or Holders thereof under the Indenture.
Principal, premium, if any, and interest payments on a Registered Global Security registered in the name of a depositary or its nominee will be made to such depositary or nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Issuer or Trustees or any paying agent for Debt Securities of the series represented by such Registered Global Security will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.
No Registered Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Registered Global Security in whole or in part may be registered, in the name of any Person other than the depositary for such Registered Global Security or a nominee thereof unless (A) such depositary (i) has notified the Issuer that it is unwilling or unable to continue as depositary for such Registered Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, and a successor securities depositary is not obtained, (B) there shall have occurred and be continuing an Event of Default with respect to such Registered Global Security, (C) the Issuer determines, in its sole discretion, that the Securities of such series shall no longer be represented by such Registered Global Security and executes and delivers to the Trustees the Issuer order that such Registered Global Security shall be so exchangeable and the transfer thereof so registerable or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated in the Indenture.
Trustee Matters
The Indenture provides that the following will constitute an event of default (the “Events of Default”) under such Indenture with respect to Debt Securities of any series issued by the applicable Issuer of such Debt Securities: (a) failure to pay principal of, or any premium on, any Debt Security of that series when due at maturity; (b) failure to pay any interest on any Debt Securities of that series when due, which failure continues for 30 days; (c) failure of the Issuer and/or any Guarantor in respect of the Debt Securities of that series to perform, as applicable, any other covenant in the Indenture (other than a covenant included in such indentures solely for the benefit of a series other than that series), which failure continues for 60 days after written notice has been given by the applicable Trustee or the Holders of at least 25% in aggregate principal amount of outstanding securities of that series, as provided in the applicable Indenture; (d) certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the Issuer; and (e) any other Events of Default provided with respect to the Debt Securities of such series, as described in the applicable supplemental indenture.
If an Event of Default (other than an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the applicable Issuer) with respect to the Debt Securities of any series at the time outstanding shall occur and be continuing either the U.S. Trustee or the Holders of at least 25% in aggregate principal amount of outstanding securities of that series by notice, as provided in the Indenture, may declare the principal amount of the Debt Securities of that series to be due and payable immediately. If an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the applicable Issuer occurs with respect to the Debt Securities of any series at the time outstanding, the principal amount of all the Debt Securities of that series will automatically, and without any action by the Trustees or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see “─Modification and Waiver” below.
Each Indenture provides that the Trustees will be under no obligation to exercise any of its or their rights or powers under such Indenture at the request or direction of any of the applicable Holders, unless such Holders shall have offered to such Trustees indemnity. Subject to such provisions for the indemnification of the particular Trustee, the Holders of a majority in aggregate principal amount of the outstanding securities of any series issued under the applicable Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustees or exercising any trust or power conferred on such Trustees with respect to the Debt Securities of that series.
No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to any Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the applicable Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the outstanding securities of that series, in the case of an Event of Default (other than an Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the applicable Issuer), or, in the case of any Event of Default related to certain events of bankruptcy, insolvency or reorganization affecting the Partnership or the applicable Issuer that has occurred with respect to the Debt Securities of any series at the time outstanding, the Holders of not less than 25% in aggregate principal amount of all outstanding Debt Securities, have made a written request, and such Holder or Holders have offered reasonable indemnity, and (iii) the U.S. Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of, or of any premium or interest on, such Debt Security on or after the applicable due date specified in such Debt Security.
Each Issuer is required under the applicable Indenture to furnish to the Trustees a quarterly statement by certain of its officers as to whether or not any of the applicable Issuer and/or the Guarantor(s), as applicable, to the applicable Issuer’s knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of such Indenture and, if so, specifying all such known defaults. The applicable Trustee will be required, within 30 days after it becomes aware of its occurrence, to give to the Holders, notice of every Event of Default arising under the applicable Indenture and continuing at the time that the notice is given, unless the Trustees reasonably believe that it is in the best interests of the Holders to withhold the notice and so informs the applicable Issuer or Guarantor in writing.
Defeasance
Each Indenture provides that, at the option of the applicable Issuer, the Issuer will be discharged from any and all obligations in respect of any outstanding Debt Securities upon irrevocable deposit with the U.S. Trustee, in trust, of money and/or Government Obligations which will provide money, not later than one day before the due date of any payment, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of or premium, if any, and each installment of interest, if any, on such outstanding Debt Securities (“Defeasance”). Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such Defeasance. The Issuer may exercise its Defeasance option notwithstanding its prior exercise of its Covenant Defeasance (as defined below) option described in the following paragraph if the Issuer meets the conditions precedent at the time the Issuer exercises the Defeasance option. Upon the completion of any Defeasance in respect of any Debt Securities, each Guarantor in respect of such series of Debt Securities shall be deemed to have been unconditionally and irrevocably released from all obligations under this Indenture in respect of such Debt Securities, without the need for any notice, document or action.

Each Indenture provides that, at the option of the Issuer, unless and until the Issuer has exercised its Defeasance option described in the preceding paragraph, the Issuer may omit to comply with certain obligations and covenants provided for the benefit of the holder of certain Debt Securities or series thereof and such omission shall not be deemed to be an Event of Default under the Indenture and such outstanding Debt Securities or series upon the irrevocable deposit with the U.S. Trustee, in trust, of money and/or Government Obligations which will provide money, not later than one day before the due date of any payment, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of and premium, if any, and each instalment of interest, if any, on such outstanding Debt Securities or series thereof (“Covenant Defeasance”). In the event the Issuer exercises its Covenant Defeasance option, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any such obligations and covenants that have defeased. Such trust may only be established if certain customary conditions precedent are satisfied, including, among other things, confirmation that Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance.
Modification and Waiver
Modifications and amendments of an Indenture in respect of one or more series of Debt Securities may be made by the Partnership, the applicable Issuer, the other applicable Guarantors and the Trustees with the consent of the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series affected by such modification(s) or amendment(s); provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Debt Security affected thereby (a) change the stated maturity of the principal of, or any installment of interest on, any outstanding Debt Security, (b) reduce the principal amount of (or the premium), or interest on, any outstanding Debt Security, (c) reduce the amount of the principal of any outstanding Debt Security payable upon the acceleration of the maturity thereof, (d) change the dates or times on which the Debt Securities of a series may be redeemed or repurchased; (e) change the currency of payment of principal of (or the premium), or interest on, any outstanding Debt Security, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any outstanding Debt Security, (g) reduce the above-stated percentage of outstanding Debt Securities necessary to modify or amend the Indenture, (h) reduce the percentage of aggregate principal amount of outstanding securities necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (i) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, or (j) release the Partnership from its guarantee under the Indenture.
Each Indenture provides that the applicable Issuer, the Partnership and the other Guarantors from time to time party thereto may modify and amend such Indenture in respect of one or more series of Debt Securities without the consent of any Holder of such Debt Securities for any of the following purposes: (a) to add limitations or restrictions to be observed upon the amount or issue of Debt Securities under such Indenture, provided that such limitations or restrictions shall not be materially adverse to the interests of Holders; (b) to evidence the succession of another person to the applicable Issuer or any Guarantor, as applicable, and the assumption by any such successor of the covenants of the Issuer or any Guarantor, as applicable, under such Indenture and in respect of such Debt Securities; (c) to evidence the addition of a co-obligor or Guarantor in respect of any or all series of the Debt Securities under such Indenture, as may be permitted in accordance with the terms of such Debt Securities; (d) to add to the covenants of the Issuer or any Guarantor, as applicable, for the benefit of the Holders of any series of Debt Securities (and if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power in the Indenture conferred upon the Issuer or any Guarantor, as applicable; (e) to add any additional Events of Default for the benefit of the Holders of all or any series of Debt Securities (and if such additional Events of Default are to be for the benefit of less than all series of Debt Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); (f) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Debt Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Debt Security of any series created prior to the execution of the applicable supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Debt Security with respect to such provision or (ii) shall become effective only when there is no such Debt Security outstanding; (g) to secure the Debt Securities pursuant to the requirements of any provision in the Indenture or any indenture supplemental thereto or otherwise; (h) to establish the form or terms of Debt Securities of any series as permitted under the Indenture and, if required, to provide for the appointment of any additional trustees and/or other agents; (i) to evidence and provide for the acceptance of appointment under such Indenture by a successor trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions in such Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such Indenture; (j) to add to or change any of the provisions of such Indenture to such extent as shall be necessary to permit or facilitate the issuance of Debt Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Debt Securities in uncertificated form; (k) to comply with any requirements of applicable Trust Indenture Laws, including without limitation in connection with qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act; (l) to make any other changes in the provisions of the Indenture which the Issuer may deem necessary or desirable provided that such amendment does not adversely impact the interests of Holders of Debt Securities of any series in any material adverse respect; or (m) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder.
The Holders of a majority in aggregate principal amount of the outstanding securities of any series of Debt Securities, on behalf of all Holders of outstanding securities of such series, may waive compliance by the Issuer with certain restrictive provisions of the applicable Indenture. Subject to certain rights of the Trustees, as provided in each Indenture, the Holders of a majority in aggregate principal amount of the outstanding securities of one or more series of Debt Securities issued under such Indenture, on behalf of all Holders of outstanding securities of such series, may waive any past default under such Indenture, except a default in the payment of principal, premium or interest or in respect of a covenant or provision of such Indenture which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of such series affected.
Consent to Jurisdiction and Service under the Indentures
Each Indenture provides that each Issuer and the non-U.S. Guarantors irrevocably appoint Brookfield Infrastructure US Holdings I Corporation, located at 250 Vesey Street, 15th Floor, New York, New York 10281-1023, as their agent for service of process in any suit, action or proceeding arising out of or relating to such Indenture and the Debt Securities and for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in the City of New York and submit to such jurisdiction.
Enforceability of Judgments
Since a substantial portion of each Issuer’s, the Partnership’s and the other Guarantors’ assets are or may be outside the United States, any judgment obtained in the United States against any Issuer, the Partnership and the Guarantors, including any judgment with respect to the payment of interest and principal on the Debt Securities or in respect of the guarantees of the Guarantors, may not be collectible within the United States.
Governing Law
Each Indenture, Debt Securities and the rights, powers, duties or responsibility of the Trustees will be governed by the laws of the State of New York.
The Trustees
Computershare Trust Company, N.A. is the U.S. Trustee under the Alberta Holdco Base Indenture is the U.S. Trustee under the Bermuda Holdco Base Indenture. The Issuer has appointed Computershare Trust Company of Canada as the Canadian Trustee under the Indentures in order to comply with the Business Corporations Act (Alberta) (the “ABCA”).

Certain Definitions
Set forth below is a summary of certain of the defined terms used in each Indenture. Reference is made to the Indenture for the full definition of each such term, as well as any other terms used herein for which no definition is provided.
“affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” having meanings correlative to the foregoing.
“Capital Stock” of any Person means any and all shares, units, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests whether general or limited, of such Person.
“Government Obligation” means (x) any security which is (i) a direct obligation of the government which issued the currency, or a direct obligation of the Government of Canada issued in such currency, in which the Debt Securities of a particular series are denominated for the payment of which its full faith and credit is pledged or (ii) obligations of a Person the payment of which is unconditionally guaranteed as its full faith and credit obligation by such government which, in the case of either subclause (i) or (ii) of this clause (x), is not callable or redeemable at the option of the issuer thereof and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act or in the Bank Act (Canada)), as custodian with respect to any Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.
“Holder” means a Person in whose name a Security is registered in the applicable security register.
“Person” means any individual, corporation, partnership, joint venture, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Subsidiary” of any Person means a corporation, partnership, limited partnership, trust or other entity 50% or more of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof.
“Trust Indenture Act” or “TIA” means the U.S. Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the U.S. Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” or “TIA” means, to the extent required by any such amendment, the U.S. Trust Indenture Act of 1939 as so amended.
“Trust Indenture Laws” means the Trust Indenture Act and regulations thereunder, together with any other applicable trust indenture laws, rules or regulations relating to trust indentures and to the rights, duties, and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture.
“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.